Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187794

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 7, 2014

Prospectus Supplement
(To Prospectus dated April 8, 2013)

10,000,000 Shares

Macquarie Infrastructure Company LLC

We are selling 10,000,000 of our limited liability company interests, which we refer to as the shares. We will receive all of the net proceeds from the sale of the shares.

Concurrently with this offering, we are offering $250.0 million aggregate principal amount of our convertible senior notes due July 2019, which we refer to as the convertible senior notes (or $287.5 million aggregate principal amount if the underwriters in that offering exercise their option to purchase additional convertible senior notes with respect to such offering), which we refer to as the convertible senior notes offering. The convertible senior notes will be offered pursuant to a separate prospectus supplement to the accompanying prospectus in an underwritten public offering. We intend to use the proceeds of this offering and the proceeds of the concurrent convertible senior notes offering to finance, in part, our acquisition of the remaining equity interest in International-Matex Tank Terminals not owned by us. The closing of this offering is not conditioned on the closing of the convertible senior notes offering or of the International-Matex Tank Terminals acquisition.

Our shares trade on The New York Stock Exchange, or the NYSE, under the symbol “MIC.” The last reported trading price of our shares on July 3, 2014 was $61.60.

Investing in our shares involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to Macquarie Infrastructure Company LLC (before expenses)	$	$

We have granted the underwriters the option to purchase up to 1,500,000 additional shares within 30 days of the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about            , 2014.

Joint Book-Running Managers

Barclays	J.P. Morgan

Macquarie Capital

  RBC Capital Markets

SunTrust Robinson Humphrey

Wells Fargo Securities

Lead Co-Managers

BofA Merrill Lynch	Oppenheimer & Co.

Co-Managers

BBVA	BB&T Capital Markets.
DNB Markets	Regions Securities LLC

Prospectus Supplement dated            , 2014

Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you by us or on our behalf. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that may be provided to you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus or any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any such free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus and any such free writing prospectus are delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our shares and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated April 8, 2013, which we refer to as the “accompanying prospectus,” which gives more general information about our shares that we may offer from time to time. This prospectus supplement and the accompanying prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus provided by us or on our behalf. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed with the Securities and Exchange Commission, or the SEC, and is incorporated into this prospectus by reference, on the other hand, the information in this prospectus supplement shall control. We have not, and the underwriters have not, authorized any other person to provide you with different information or representations.

INDUSTRY AND MARKET DATA

In this prospectus supplement and the accompanying prospectus (and the documents incorporated herein or hereto), we rely on and refer to information and statistics regarding market data and the industries of our businesses and investments obtained from market research, independent industry publications and other publicly available information. We believe this information is reliable but we have not independently verified it. In addition, we have made statements in this prospectus supplement and the accompanying prospectus regarding our industry and our position in the industry based on our experience in the industry and our own evaluation of market conditions.

FORWARD-LOOKING STATEMENTS

We have included in or incorporated by reference into this prospectus supplement certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Prospectus Supplement Summary — Macquarie Infrastructure Company LLC” and “Risk Factors,” as well as those contained in any applicable prospectus supplement and the accompanying prospectus or in any document incorporated by reference into this prospectus supplement and the accompanying prospectus such as our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.

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Forward-looking statements in this prospectus supplement (including any documents incorporated by reference herein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

•	changes in general economic, business or demographic conditions or trends in the United States or changes in the political environment, level of travel or construction or transportation costs where we operate, including changes in interest rates and price levels;
•	our holding company structure and/or investments in businesses that we may not control, may limit our ability to pay or increase a dividend or receive timely and accurate information;
•	changes in patterns of commercial or general aviation air travel, including variations in customer demand for our business;
•	our Manager’s affiliation with the Macquarie Group or equity market sentiment, which may affect the market price of our shares;
•	our limited ability to remove our Manager for underperformance and our Manager’s right to resign;
•	payment of performance fees to our Manager, if any, that could reduce distributable cash if paid in cash or could dilute existing shareholders if satisfied with the issuance of our shares;
•	our ability to service, comply with the terms of and refinance at maturity our substantial indebtedness;
•	our ability to make, finance and integrate acquisitions, including the IMTT Acquisition (as defined below) and the quality of financial information and systems of acquired entities;
•	our ability to implement our operating and internal growth strategies;
•	the regulatory environment, including U.S. energy policy, in which our businesses and the businesses in which we hold investments operate and our ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators of our businesses and the businesses in which we hold investments, and our relationships and rights under and contracts with governmental agencies and authorities;
•	unanticipated or unusual behavior of the City of Chicago brought about by the financial distress of the city;
•	the extent to which federal spending cuts, including potentially those resulting from sequestration, reduce the U.S. military presence on Hawaii or flight activity at airports on which Atlantic Aviation operates;
•	fluctuations in fuel costs, or the costs of supplies upon which our gas processing and distribution business is dependent, and our ability to recover increases in these costs from customers;
•	changes in U.S. domestic demand for chemical, petroleum and vegetable and animal oil products, the relative availability of tank storage capacity and the extent to which such products are imported;
•	technological innovations leading to a change in energy, production, distribution and consumption patterns;
•	changes in electricity or other energy costs, including natural gas pricing;
•	the competitive environment for attractive acquisition opportunities facing our businesses and the businesses in which we hold investments;
•	environmental risks, including the impact of climate change and weather conditions, pertaining to our businesses and the businesses in which we hold investments;
•	work interruptions or other labor stoppages at our businesses or the businesses in which we hold investments;

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•	changes in the current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law and the qualification of our income and gains for such treatment;
•	disruptions or other extraordinary or force majeure events affecting the facilities or operations of our businesses and the businesses in which we hold investments and our ability to insure against any losses resulting from such events or disruptions; and
•	our ability to make alternate arrangements to account for any disruptions or shutdowns that may affect the facilities of our suppliers or the operation of the barges upon which our gas processing and distribution business is dependent.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement such as our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus supplement (including any documents incorporated by reference herein) may not occur. These forward-looking statements are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, consult further disclosures we may make in future filings with the SEC. See “Where You Can Find More Information” and “Incorporation Of Certain Documents By Reference” in this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” beginning on page S-15 of this prospectus supplement and page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to invest in our shares.

Macquarie Infrastructure Company LLC, a Delaware limited liability company, was formed on April 13, 2004. Except as otherwise specified, “Macquarie Infrastructure Company,” “MIC,” “the Company,” “our Company,” “we,” “us,” and “our” refer to Macquarie Infrastructure Company LLC and its subsidiaries together from June 25, 2007 and, prior to that date, to Macquarie Infrastructure Company Trust, the Company and its subsidiaries. Macquarie Infrastructure Management (USA) Inc., which we refer to as our Manager, is part of the Macquarie Group, comprising Macquarie Group Limited and its subsidiaries and affiliates worldwide.

Macquarie Infrastructure Company LLC

We own, operate and invest in a diversified group of infrastructure businesses that provide basic services to businesses and individuals primarily in the U.S. The businesses we own and operate include:

•	International-Matex Tank Terminals, or IMTT: a 50% interest in a bulk liquid terminals business, which provides bulk liquid storage and handling services at ten marine terminals in the United States and two in Canada and is one of the largest participants in this industry in the U.S., based on storage capacity;
•	Hawaii Gas: a full-service gas energy company processing and distributing gas products and providing related services in Hawaii;
•	Atlantic Aviation: an airport services business providing products and services, including fuel and aircraft hangaring/parking, to owners and operators of general aviation aircraft at 68 airports in the U.S.; and
•	Contracted Power and Energy segment, or CP&E: consists of controlling interests in five contracted power generation facilities located in the southwest U.S. and a 50.01% controlling interest in a district energy business which operates one of the largest district cooling systems in the U.S.

Our infrastructure businesses generally operate in sectors with limited direct competition and significant barriers to entry, including high initial development and construction costs, the existence of long-term contracts or the requirement to obtain government approvals and a lack of immediate cost-efficient alternatives to the services provided. Overall they tend to generate sustainable long-term cash flows.

Dividends

We view MIC as a total return investment opportunity. Consistent with that view, we believe that our businesses are capable of generating growing amounts of Free Cash Flow over time and that we will distribute cash equal to approximately 80% to 85% of the Free Cash Flow (in proportion to our equity interest) generated, subject to their continued stable performance and prevailing economic conditions. We define Free Cash Flow as cash from operating activities, which reflects cash paid for interest, taxes and pension contributions, less maintenance capital expenditures and changes in working capital. In particular, we believe that the growth characteristics of our businesses will cause our distributable cash flow per share to grow at a high single-digit rate annually over the medium term, subject to the same factors. From 2007 through 2013, our proportionately combined Free Cash Flow per share grew at a compound annual rate of 12.3% per year. We believe that our quarterly cash dividend, combined with the potential for capital appreciation stemming from the growth of each of our businesses, supports our view of the Company as a total return investment opportunity.

On July 3, 2014, our Board of Directors declared a cash dividend of $0.95 per share ($3.80 annualized) for the quarter ended June 30, 2014. The dividend will be payable on August 14, 2014 to shareholders of record on August 11, 2014.

The declaration and payment of any future dividends will be subject to a decision of our Board of Directors. Our Board of Directors will take into account such matters as the state of the capital markets and general business conditions, our financial condition, results of operations, capital requirements, capital opportunities and any contractual, legal and regulatory restrictions on the payment of dividends by us to our shareholders or by our subsidiaries to us, and any other factors that it deems relevant. In particular, each of our businesses and investments have debt commitments and restrictive covenants, which must be satisfied before any of them can make distributions to our Company. Any or all of these factors could affect both the timing and amount, if any, of future dividends.

Our Manager

We are managed externally by Macquarie Infrastructure Management (USA) Inc., our Manager. Our Manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in the management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets.

We have entered into a management services agreement with our Manager. Our Manager is responsible for our day-to-day operations and affairs and oversees the management teams of our operating businesses. At the holding company level, we do not have any employees. Our Manager has assigned, or seconded, to us two of its employees to serve as our chief executive officer and chief financial officer and seconds or makes other personnel available as required. The services performed for us by our Manager are provided at our Manager’s expense, and include the compensation of our seconded personnel.

We pay our Manager a monthly base management fee based primarily on our market capitalization. Our Manager can also earn a performance fee if the quarterly total return to shareholders (capital appreciation plus dividends) exceeds the quarterly total return of a U.S. utilities index. For our Manager to earn the performance fee, our quarterly total returns must be positive and in excess of any prior underperformance. If payable, the performance fee is equal to 20% of the difference between the benchmark return and the return for our shareholders. Our Manager may, in its sole discretion, choose to receive its base management and/or performance fees, if applicable, in cash or to reinvest such fees in additional shares during a specified election window. The price for such shares is calculated based on the volume weighted average trading price of our shares over a specified period of time up to a maximum share price that is equal to double the closing share price of our shares on the last day of the election window. Over the period commencing in January 2013 and through June 2014, our Manager has elected to reinvest all base management and performance fees to which it has become entitled. Representatives of our Manager have advised us that they currently remain comfortable with reinvesting fees in additional shares.

We believe that Macquarie Group’s demonstrated expertise and experience in the acquisition, management and funding of infrastructure businesses provide us with an advantage in pursuing our strategy. Our Manager is part of the Macquarie Funds Group, the asset management division of Macquarie globally. Macquarie-managed entities own, operate and/or invest in a global portfolio of approximately 109 businesses including those involved with toll roads, airports and airport-related infrastructure, bulk liquid terminals, ports, communications, electricity and gas distribution networks, water utilities, renewable energy generation, rail and ferry assets across 27 countries.

Industry Overview

Infrastructure businesses, in general, tend to generate sustainable cash flows resulting from relatively inelastic customer demand and their strong competitive positions. Characteristics of infrastructure businesses typically include:

•	ownership of long-lived, high-value physical assets that are difficult to replicate or substitute around;
•	consistent and relatively inelastic demand for their services;

•	scalability, such that relatively small amounts of growth can generate significant increases in earnings before interest, taxes, depreciation and amortization, or EBITDA;
•	the provision of basic, often essential services;
•	generally predictable maintenance capital expenditure requirements; and
•	strong competitive positions, largely due to high barriers to entry, including:
º	high initial development and construction costs;
º	difficulty in obtaining suitable land on which to operate the business;
º	long-term, exclusive concessions or leases and customer contracts; and
º	lack of cost-effective alternatives to customers in the foreseeable future.

In addition to the benefits associated with these characteristics, the revenues generated by most of our infrastructure businesses generally can be expected to keep pace with inflation. The price escalators built into many customer contracts and the inflation and cost pass-through adjustments typically a part of pricing terms in “user pays” businesses or provided for by the regulatory process to regulated businesses serve to insulate infrastructure businesses to a significant degree from the negative effects of inflation and commodity price risk. We sometimes employ interest rate hedging contracts in connection with our businesses’ floating rate debt to effectively fix our interest expense and reduce variability in cash flows resulting from changes in interest rates.

We focus on the ownership and operation of infrastructure businesses in the following categories:

•	those with revenues derived from per-use or rental charges in medium-term contracts (three to five years), such as at IMTT, or in our CP&E segment where a majority of the revenues are derived from long-term (20 – 25 years) power purchase agreements, or PPAs, with local electric utilities or other long-dated contracts with businesses and governmental entities;
•	those with “regulated” revenue such as the utility operations of Hawaii Gas; and
•	those with long-dated concessions, such as Atlantic Aviation, where revenue is a function of the number of aircraft that use the services of our fixed base operations, or FBOs.

Our Business Strategy

There are four principal components to our corporate strategy:

1.	We intend to function as a dividend growth-oriented owner and operator of a diversified portfolio of infrastructure businesses. We define infrastructure businesses as those having high value, long-lived physical assets, preferred positions in their respective markets and revenues that are principally a function of contract/regulation.
2.	We intend to drive performance improvement in the businesses we own and those in which we have invested primarily along these dimensions:
•	environmental, social and governance;
•	gross profit growth including through the execution of growth projects;
•	expense and tax management; and
•	capital structure optimization.
3.	We intend to deploy internally generated capital and available debt capital in a prudent balance between quarterly cash dividends to our shareholders and investments in the growth of existing businesses.
4.	When it is economically sensible to do so, we intend to grow through the acquisition of infrastructure businesses in the sub-sectors in which we currently participate, or adjacent sub-sectors that will complement and enhance our existing portfolio. We have and will continue to focus on businesses within which we can identify opportunities for performance improvement, the ability to deploy growth capital at attractive rates of return and where such acquisitions would be accretive to our yield at the time.

We have elected to treat MIC as a corporation for federal tax purposes. As a result, all investor tax reporting regarding dividends and/or return of capital will be provided on Form 1099.

Our businesses and investments, along with the industries in which they operate and their strategies, are discussed below.

IMTT

IMTT Business Overview

We own 50% of IMTT. The remaining 50% is owned by a trust for the benefit of members of the founding family, or the Coleman Trust. IMTT stores or handles petroleum products, various chemicals, renewable fuels and vegetable and animal oils. IMTT is one of the larger independent providers of bulk liquid terminal services in the U.S., based on capacity.

IMTT also owns OMI Environmental Solutions, or OMI, an environmental emergency response, industrial services, waste transportation and disposal business. OMI has a network of facilities along the U.S. Gulf Coast between Houston and New Orleans. These facilities primarily service the Gulf region, but also respond to spill events and provide services as needed throughout the United States and internationally.

On July 7, 2014, we entered into a stock purchase agreement to acquire the remaining equity interest in IMTT not owned by us. See “— Recent Developments — IMTT Acquisition” and “The Transactions.”

Industry Overview

Bulk liquid terminals provide an important link in the supply chain for liquid commodities such as crude oil, refined petroleum products and commodity and specialty chemicals. In addition to renting storage tanks, dock access and intra-modal transportation access, bulk liquid terminals generate revenues by offering ancillary services including product transfer (throughput), heating and blending. Pricing for storage and other services typically reflects local supply and demand as well as the specific attributes of each terminal including access to deepwater berths and connections to land-based infrastructure such as roads, pipelines and rail.

Both domestic and international factors influence demand for bulk liquid terminals in the United States. Demand for storage rises and falls according to local and regional consumption. In addition to these domestic forces, import and export activity also accounts for a material portion of the business. Shippers require storage for the staging, aggregation and/or distribution of products before and after shipment. The extent of import/export activity depends on macroeconomic trends such as currency fluctuations as well as industry-specific conditions, such as supply and demand balances in different geographic regions. The medium-term length of storage contracts tends to offset short-term fluctuations in demand for storage in both the domestic and import/export markets.

Potential entrants into the bulk liquid terminals business face several barriers. Strict environmental regulations, availability of waterfront land with the necessary access to land-based infrastructure, local community resistance to new fuel/chemical sites, and high initial investment costs limit the construction of new bulk liquid terminal facilities. These deterrents are most formidable around waterways near major urban centers. As a consequence, new tanks are generally built where existing docks, pipelines and other infrastructure can support them, resulting in higher returns on invested capital compared with greenfield developments. However, restrictions on land use, difficulties in securing environmental permits, and the potential for operational bottlenecks due to infrastructure constraints may limit the ability of existing terminals to expand the storage capacity of their facilities.

IMTT Strategy

If the IMTT Acquisition (as defined below) is consummated, the key components of IMTT’s strategy will be:

1.	to drive growth in revenue and cash flows by attracting and retaining customers who place a premium on flexibility, speed and efficiency in bulk liquid terminals;

2.	to develop existing locations, especially on the Lower Mississippi River, by constructing new tanks, docks, rail offloading capacity, pipelines or other logistics infrastructure when such construction is supported by customer demand and the returns are attractive; and
3.	to improve governance, business processes and systems generally, with particular focus on financial planning and analysis capabilities.

We believe that IMTT possesses a number of competitive strengths that increase the likelihood that this strategy would be successful, including:

•	Operational flexibility is fundamental to making IMTT an attractive supplier of bulk liquid terminal services in its key markets. Its facilities operate 24/7 providing shippers, refiners, manufacturers, traders and distributors with prompt access to a wide range of storage services. In each of its two key markets, IMTT’s scale ensures availability of sophisticated product handling and storage capabilities. IMTT continues to improve its facilities’ speed and flexibility of operations by investing in upgrades of its docks, pipelines and pumping infrastructure and facility management systems.
•	A portion of IMTT’s strategic advantage derives from its particular location within its key markets. For example, IMTT is the only bulk liquid storage terminal in New York Harbor with docks capable of handling vessels with draft of 45 feet.
•	IMTT has room to grow. In each of its two key markets, IMTT owns land on which additional storage capacity could be constructed. To the extent that demand warrants and such capacity can be developed under contract (not speculatively) and on economically sensible terms, we believe that IMTT is well-positioned to continue to increase its aggregate storage capacity. The pipeline of investment opportunities, including development of both additional capacity and ancillary services, is strong, particularly as a result of the resurgence in petrochemicals processing manufacturing and the unconventional oil production currently being experienced in the United States. Since our investment in IMTT, in May of 2006 through March 31, 2014, IMTT has completed approximately $800.0 million of growth capital expenditure projects.

If we consummate the IMTT Acquisition, we will consolidate IMTT for financial and tax reporting purposes, rather than accounting for our investment in IMTT using the equity method. We believe that, in addition to the tax benefits associated with consolidation, as the owner of 100% of IMTT we will be in a position to improve IMTT’s business processes, systems and governance and more efficiently carry out the strategies described above.

Hawaii Gas

Hawaii Gas Business Overview

Hawaii Gas is Hawaii’s only government franchised full-service gas company, processing and distributing gas products and providing related services throughout the state. The market includes Hawaii’s approximately 1.4 million residents and approximately 8.2 million visitors (2013 figure). Hawaii Gas processes and distributes synthetic natural gas, or SNG, for its utility customers on Oahu, and distributes Liquefied Petroleum Gas, or LPG, to utility and non-utility customers throughout the state’s six major islands.

Hawaii Gas has two primary businesses, utility (or regulated) and non-utility (or unregulated):

•	The utility business serves approximately 35,000 customers through localized pipeline distribution systems located on the islands of Oahu, Hawaii, Maui, Kauai, Molokai and Lanai, or the major islands. Approximately 90% of these customers are on Oahu. The utility business includes the processing, distribution and sale of SNG on the island of Oahu and distribution and sale of LPG on all of the islands mentioned above. Utility revenue consists principally of sales of SNG and LPG. The operating costs for the utility business include the cost of feedstock, the cost of processing SNG from the feedstock, LPG purchase costs and the cost of distributing SNG and LPG to customers.

•	The non-utility business sells and distributes LPG to approximately 33,000 customers. LPG is delivered by truck to individual tanks located on customer sites on the major islands. Non-utility revenue is generated primarily from the sale of LPG delivered to customers. The operating costs for the non-utility business include the cost of purchased LPG and the cost of distributing the LPG to customers.

Hawaii Gas’ two primary products, SNG and LPG, are relatively clean-burning fuels that produce lower levels of carbon emissions than other hydrocarbon fuels such as coal or oil. This is particularly important in Hawaii where heightened public awareness of the environmental impact of using hydrocarbon fuels such as coal or oil makes lower emission fuels attractive to customers.

SNG and LPG have a wide number of commercial and residential applications including water heating, drying, cooking, emergency power generation and decorative lighting, such as tiki torches. LPG is also used as a fuel for specialty vehicles such as forklifts. Gas customers include residential customers and a wide variety of commercial, hospitality, military, public sector and wholesale customers.

Hawaii Gas continues to move forward with initiatives that will allow it to use Liquefied Natural Gas, or LNG, as an additional fuel option to serve its customers. In March of 2014, Hawaii Gas received approval from the Hawaii Public Utilities Commission, or HPUC, to transport LNG from the U.S. mainland to Hawaii for use as a back-up to its regulated SNG system. Hawaii Gas received its first shipment of LNG in April 2014 and successfully re-gasified and injected the product into its pipeline distribution system.

Hawaii Gas Strategy

Hawaii Gas’ long-term strategy has four primary components:

1.	to lower the cost of energy in Hawaii in an environmentally sustainable manner. To accomplish this goal, the business has developed plans for LNG and renewable natural gas, or RNG, transportation, storage and regasification infrastructure to supply its own needs, as well as demand from the transportation, power generation and other sectors. The business is in ongoing discussions and negotiations with relevant government, regulatory and commercial stakeholders as it believes the combination of LNG and RNG can substantially lower Hawaii’s energy costs and support economic growth while reducing carbon emissions.
2.	to diversify its sources of existing supply, including SNG feedstock and LPG, to ensure reliable supply and to mitigate the impact of potential cost increases to its customers. In support of this, the business has added storage capacity that is expected to improve its purchasing competitiveness and flexibility. Hawaii Gas is also exploring other clean and renewable energy alternatives including LNG and RNG that could be distributed using its existing infrastructure.
3.	to increase and diversify its customer base. To accomplish this goal, the business intends to increase penetration of the residential, government (primarily military) and tourism-related markets and to expand its business as a wholesale supplier of gas for power generation. The business also intends to promote the value of its products and services and their attractiveness as a cleaner alternative to other energy sources in Hawaii.
4.	to maintain good relationships with regulators, government agencies, customers and the other communities it serves.

Atlantic Aviation

Atlantic Aviation Business Overview

Atlantic Aviation operates FBOs at 68 airports in the United States. Atlantic Aviation’s FBOs provide fueling and fuel-related services, aircraft parking and hangar services to owners/operators of jet aircraft, primarily in the general aviation sector of the air transportation industry, but also to commercial, military, freight and government aviation customers.

On April 30, 2014, Atlantic Aviation completed the acquisition of the assets and liabilities of Galaxy Aviation and Boca Aviation. These acquisitions included substantially all of the assets of six FBOs and one new hangar that is currently under construction at one of the six airports at which the FBOs operate.

Industry Overview

FBOs service primarily the general aviation segment of the air transportation industry. General aviation includes corporate and leisure flying and does not include commercial air carriers or military operations. Local airport authorities, the owners of the airport properties, grant FBO operators the right to provide fueling and other services pursuant to long-term ground leases. Fuel sales provide the majority of an FBO’s revenue and gross profit.

FBOs generally operate in environments with high barriers to entry. Airports often have limited physical space for additional FBOs. Government approvals and design and construction of a new FBO can also take significant time and require significant capital expenditures. Furthermore, airports typically impose minimum standards with respect to the experience, capital investment and breadth of services provided by the FBO.

Airport authorities generally do not have an incentive to add additional FBOs unless there is a significant demand for additional services, as profit-making FBOs are more likely to reinvest in the airport and provide a broad range of services, thus attracting increased airport traffic. The increased traffic generates additional revenue for the airport authority in the form of landing and fuel flowage fees.

Demand for FBO services is driven by the level of general aviation flight activity or the number of take-offs and landings in a given period. General aviation business jet take-offs and landings increased by 1.8% in 2013 compared with 2012 according to flight data reported by the Federal Aviation Administration, or FAA. Because Atlantic Aviation operates at a subset of the airports surveyed by the FAA, the correlation between Atlantic Aviation’s performance and the industry data will not be perfect. For example, in 2013, flight activity at airports where Atlantic Aviation operated increased by 3.8% compared with 2012. Nonetheless, the business believes the FAA data is useful in assessing trends in the general aviation sector at a high level. The business also believes general aviation flight activity will continue to expand along with increased economic activity in the United States.

Atlantic Aviation Strategy

Atlantic Aviation is pursuing a strategy that has five principal components. These are to:

1.	make Atlantic Aviation the preferred FBO provider at all of the airports on which it operates by providing the best service and safety in the industry;
2.	aggressively manage the business so as to optimize its operating expenses;
3.	organically grow the business and leverage the size of the Atlantic Aviation network and its information technology capabilities to identify marketing and cross-selling opportunities;
4.	effectively deploy capital in equipment and leasehold improvements in support of the Atlantic Aviation brand; and
5.	optimize the portfolio of FBOs through selective site acquisitions, divestitures and lease extensions.

We believe that Atlantic Aviation is well positioned to successfully execute the strategy outlined above based in part on the skill and experience of its management team and its good reputation in the general aviation services industry. We believe that the reduction in the leverage ratio of Atlantic Aviation due to the refinancing of its long-term debt in the second quarter of 2013 will support ongoing distributions from Atlantic Aviation to us and, subject to continued improvement in the macro-economic backdrop and corresponding improvement in operating performance of our businesses, growth in these distributions over time.

CP&E

CP&E Segment Overview

The CP&E segment consists of investments in five solar photovoltaic, or solar PV, power generation facilities (Contracted Power) and a 50.01% controlling interest in a district energy business (District Energy).

We own a controlling interest in all five Contracted Power facilities. The Contracted Power facilities have an aggregate generating capacity of 57 megawatts. The facilities are located in the southwest United States:

two in Arizona, one in Texas and two in California. We have invested equity of $20.9 million in these facilities, of which we expect to receive up to $9.7 million as a return of capital in 2014. We anticipate that we will reinvest this return of capital in additional Contracted Power projects.

Contracted Power sells the electricity generated by its facilities to credit worthy off-takers including local utilities and the military under long-dated PPAs, typically of 20 – 25 years. The PPAs have volume based charges, some of which have fixed or CPI-linked escalators. Contracted Power owns each project in a common limited liability company structure with a co-investor who can utilize the tax benefits of the solar projects. The co-investor receives tax benefits disproportionate to its investment during the early years of the project and typically contributes significantly more capital at acquisition than Contracted Power. Contracted Power receives cash distributions disproportionate to its investment in these early years.

District Energy operates district cooling systems in the United States. The system currently serves approximately 100 customers in downtown Chicago and operates a stand-alone facility in Las Vegas. In Chicago, District Energy produces chilled water and distributes it through a closed loop of underground piping for use in the air conditioning systems of large commercial, retail and residential buildings in the central business district. In Las Vegas, it provides cold and hot water (for chilling and heating, respectively) to three customers.

In April of 2014, we signed a stock purchase agreement to sell our interest in District Energy. The sale is expected to conclude in the second half of 2014, subject to certain customary closing conditions. The net proceeds from the sale are expected to be reinvested in the CP&E segment.

In July 2014, we completed the acquisition of 19.8 megawatts of a wind power generating facility located in eastern New Mexico for $10.6 million including transaction costs. The facility commenced operations in February 2014 and all power generated is being sold to an investment grade local utility. The acquisition has been accounted for as a business combination and will be part of our CP&E segment.

Industry Overview

Solar PV facilities utilize arrays of solar panels often spanning hundreds of acres to convert energy from sunlight into electricity. The electricity is conditioned and fed directly into the regional electric grid. These technologies generally produce predictable amounts of electricity.

Demand for utility scale solar-based power is being driven in part by Renewable Portfolio Standards, or RPS. RPS are regulatory mandates that aim to create demand for renewable-based electricity by obligating utilities, retailers or other load-serving entities to provide a specific portion of their capacity from qualifying renewable technologies such as solar PV. Developers of solar PV opportunities range from individual land developers to large utilities and municipalities.

District energy systems provide chilled water, steam and/or hot water from a centralized plant through underground piping for cooling and heating purposes. Such systems typically operate within a relatively concentrated geography given the limitation on transmitting thermal energy over significant distances. A typical district energy customer is the owner/manager of a large office or residential building or facilities such as hospitals, universities or municipal buildings. There are approximately 700 district energy systems in the U.S. today, including privately and publicly owned systems.

CP&E Strategy

Businesses within the CP&E segment generate a stable cash flow stream through a combination of long-term contracted revenues and predictable operating costs and capital requirements. Through our CP&E segment, we own a portfolio of high-quality assets with predictable cash flow. We are actively looking for opportunities to acquire projects or businesses with similar characteristics, which when aggregated, we believe will generate scale efficiencies.

The strategy behind our CP&E segment includes the following components:

1.	to deploy capital in the acquisition of small scale Contracted Power facilities, such as solar power generation, where the opportunity to generate attractive risk-adjusted returns exists; and
2.	to achieve expense (scale) efficiencies across our Contracted Power portfolio.

We believe that CP&E’s successful execution of this strategy will contribute to the continued generation of consistent revenue and stable cash flows as a result of the long-term contractual relationships with its customers and the management team’s proven ability to improve the operating performance of the business.

Recent Developments

IMTT Acquisition

On July 7, 2014, we entered into a stock purchase agreement (the “IMTT Stock Purchase Agreement”) among us, IMTT Holdings Inc. (“IMTT Holdings”), the Coleman Trust, Macquarie Terminal Holdings LLC (“MTH”) and MCT Holdings LLC (“MCT”) to acquire the remaining equity interest in IMTT not owned by us for an aggregate purchase price of $1.025 billion consisting of $910.0 million in cash and $115.0 million in our limited liability company interests (which equates to approximately 1,866,883 shares based on the last reported trading price of our shares on July 3, 2014 of $61.60). We refer to this transaction as the “IMTT Acquisition.”

We expect the IMTT Transaction to be accretive to our Free Cash Flow per share in 2014. We currently expect underlying 2014 Free Cash Flow, excluding transaction-related expenses, to be approximately $4.55 per share, or 11.2% higher than the $4.09 per share we reported in 2013. We have also introduced guidance for underlying Free Cash Flow in 2015 of $5.10 per share. If both the 2014 and 2015 Free Cash Flow estimates are achieved, our year on year growth in Free Cash Flow in 2015 will be approximately 12.1%. We have grown Free Cash Flow per share by 12.3%, on average, each year since 2007.

We report Free Cash Flow, as defined below, as a means of assessing the amount of cash generated by our businesses and as a supplement to other information provided in accordance with GAAP. We believe that reporting Free Cash Flow provides additional insight into our ability to deploy cash, as GAAP measures, such as net income (loss) and cash from operating activities, do not reflect all of the items that our management considers in estimating the amount of cash generated by our operating businesses. We define Free Cash Flow as cash from operating activities, including cash paid for interest, taxes and pension contributions, less maintenance capital expenditures and excluding changes in working capital. Free Cash Flow does not fully reflect our ability to freely deploy generated cash, as it does not reflect required payments to be made on our indebtedness and other fixed obligations or the other cash items excluded when calculating Free Cash Flow. Free Cash Flow may be calculated in a different manner by other companies, which limits its usefulness as a comparative measure. Therefore, Free Cash Flow should be used as a supplemental measure and not in lieu of our financial results as reported under GAAP.

There can be no assurance that these estimates will be realized. These estimates are subject to risks and uncertainties, including risk factors and other cautionary statements under the headings “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The IMTT Acquisition is expected to close as soon as practicable after the consummation of this offering. There can be no assurance that we will be able to consummate the IMTT Acquisition on a timely basis or at all. See “The Transactions — IMTT Acquisition” and “Risk Factors — Risks Related to the IMTT Acquisition.”

New Revolving Credit Facility

We entered into a new senior secured revolving credit facility which provides borrowings of up to $250.0 million, subject to availability. The senior secured revolving credit facility will mature five years after the closing date, is guaranteed by Macquarie Infrastructure Company Inc. (“MIC Inc.”) and is secured by a pledge of our directly held equity interests, including in MIC Inc., and all intercompany debt owed to us.

We may use borrowings under the senior secured revolving credit facility for general corporate and working capital purposes including, if necessary, financing a portion of the cash consideration for the IMTT Acquisition. The effectiveness of the senior secured revolving credit facility is conditioned on, among others, the consummation of the IMTT Acquisition. This offering is not conditioned on entry into the senior secured revolving credit facility. See “The Transactions — Concurrent Financing Transactions — New Revolving Credit Facility.”

Financing of the IMTT Acquisition

We intend to finance the cash consideration for the IMTT Acquisition, in part, through a combination of cash on hand, the proceeds of this offering and the proceeds of the offering of $250.0 million aggregate principal amount of convertible senior notes (collectively, the “Acquisition Financing”). This offering and the convertible senior notes offering are not conditioned on each other or the consummation of the IMTT Acquisition. In addition, if necessary, we may finance a portion of the cash consideration for the IMTT Acquisition with borrowings of up to $250.0 million under our new senior secured revolving credit facility and/or up to $65.0 million under IMTT’s existing senior unsecured revolving credit facility.

We refer to the IMTT Acquisition and the Acquisition Financing collectively as the “Transactions.” See “The Transactions.”

The anticipated sources and uses of funds in connection with the IMTT Acquisition are set forth below (in millions), assuming no exercise of the underwriters’ option to purchase additional shares in this offering or the underwriters in the convertible senior notes offering option to purchase additional convertible senior notes in that offering:

SOURCES OF FUNDS
Shares offered hereby	$616.0
Limited liability company interests issued to the Coleman Trust(1)	115.0
New convertible senior notes(2)	250.0
Cash on hand(3)(4)	84.0
Total sources	$1,065.0

USES OF FUNDS
IMTT Acquisition	$1,025.0
Estimated fees and expenses(5)	40.0

Total uses	$1,065.0

(1)	We will issue $115.0 million of our limited liability company interests to the Coleman Trust as part of the consideration for the IMTT Acquisition, which equates to approximately 1,866,883 shares based on the last reported trading price of our shares on July 3, 2014 of $61.60. See “The Transactions — IMTT Acquisition.”
(2)	Concurrently with this offering of our shares, we are offering an aggregate of $250.0 million of our convertible senior notes due July 2019 pursuant to a separate prospectus supplement to the accompanying prospectus. The closing of this offering is not conditioned on the closing of the convertible senior notes offering. See “The Transactions — Concurrent Financing Transactions — New Convertible Senior Notes Issuance.”
(3)	In the event of the exercise of the underwriters’ option to purchase additional shares in this offering or the underwriters in the convertible senior notes offering option to purchase additional convertible senior notes with respect to that offering, such proceeds will be used to reduce the amount of cash on hand used to pay for the IMTT Acquisition.
(4)	If necessary, we may finance a portion the cash consideration of the IMTT Acquisition with borrowings of up to $250.0 million under our new senior secured revolving credit facility and/or up to $65.0 million under IMTT’s existing senior unsecured revolving credit facility. See “The Transactions — Concurrent Financing Transactions — New Revolving Credit Facility.”
(5)	Includes estimated fees and expenses associated with the IMTT Acquisition, including underwriting fees, financing fees, transaction fees and other transaction costs and professional fees.

THE OFFERING

Issuer
Macquarie Infrastructure Company LLC.
Shares offered by us
10,000,000 shares or 11,500,000 shares if the underwriters exercise in full their option to purchase additional shares.
Option to purchase additional shares
We have granted the underwriters the option to purchase up to an additional 1,500,000 shares within 30 days of the date of this prospectus supplement.
Shares outstanding after this offering
66,636,362 shares or 68,136,362 shares if the underwriters exercise in full their option to purchase additional shares.(1)
Use of proceeds
We expect to use substantially all of the net proceeds from this offering and, if consummated, the concurrent convertible senior notes offering, to finance, in part, the cash consideration for the IMTT Acquisition, including any related fees and expenses. See “— Recent Developments — IMTT Acquisition.” This offering is not conditioned on the consummation of the IMTT Acquisition. There can be no assurance that we will be able to consummate the IMTT Acquisition on a timely basis or at all and, if the IMTT Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes and for fees and expenses related to the IMTT Acquisition that are payable whether or not the IMTT Acquisition is consummated. See “— Recent Developments — Financing of the IMTT Acquisition,” “The Transactions” and “Risk Factors — Risks Related to the IMTT Acquisition.”
Exchange listing
Our shares are listed on the NYSE under the symbol “MIC.”
Risk factors
An investment in our shares is subject to risks. Please refer to “Risk Factors,” “Forward-Looking Statements” and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our shares.
Transfer agent
Computershare Investor Services, LLC.

(1)	The number of shares outstanding immediately after the offering is based on shares outstanding as of July 7, 2014 and excludes (i) 1,866,883 shares issuable to the Coleman Trust as the $115.0 million in equity consideration for the IMTT Acquisition, if consummated, based on the last reported trading price of our shares on July 3, 2014 of $61.60, (ii) 12,525 shares issuable upon vesting of the same number of outstanding restricted stock units, (iii) 997,140 shares reserved for issuance under our Direct Stock Purchase Program, (iv) 135,565 shares issued to our Manager on July 7, 2014 pursuant to its election to reinvest all of its base management fees earned for June 2014 and performance fees earned for the three months ended June 30, 2014 and (v) approximately $200,000 in shares offered in this offering for sale at the public offering price to James Hooke, our Chief Executive Officer. The final number of shares issued to our Manager was determined based on the volume weighted average price to be calculated over specified periods. Our Manager received a base management fee of $3.3 million for June 2014 and performance fees of $5.0 million for the three months ended June 30, 2014.

Except as otherwise noted, all information in this prospectus supplement assumes that the underwriters’ option to purchase additional shares is not exercised in this offering and the underwriters in the convertible senior notes offering do not exercise their option to purchase additional convertible senior notes in the convertible senior notes offering.

SUMMARY CONSOLIDATED HISTORICAL AND UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL DATA

The following tables set forth a summary of our consolidated historical and unaudited pro forma consolidated financial data as at and for the periods presented. The summary consolidated historical financial data set forth below includes the results of operations and balance sheet data for the three months ended March 31, 2014 and 2013 and years ended December 31, 2013, 2012 and 2011 for our consolidated group, with the results of businesses acquired during those years being included from the date of each acquisition. The summary financial data for the three months ended March 31, 2014 and 2013 have been derived from our consolidated condensed financial statements. The summary consolidated historical financial data for each of the three years in the period ended December 31, 2013 have been derived from our consolidated financial statements, which financial statements have been audited by KPMG LLP.

The unaudited pro forma consolidated financial data set forth below gives effect to the Transactions as if they had occurred as of March 31, 2014 with respect to the balance sheet and as of January 1, 2013 for the statement of operations. The pro forma adjustments give effect to the Transactions based upon the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles, or GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma consolidated financial statements incorporated by reference herein. The unaudited pro forma consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had we and IMTT been consolidated during the periods presented. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisitions and certain other adjustments and based on certain assumptions as explained in more detail in the notes to the unaudited pro forma consolidated financial statements incorporated by reference herein.

The information below should be read in conjunction with (i) our consolidated financial statements (and notes thereon) contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our consolidated condensed financial statements (and notes thereon) contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, (ii) the consolidated financial statements (and notes thereon) of IMTT Holdings Inc. and Subsidiaries for the years ended December 31, 2013, 2012 and 2011 and consolidated condensed financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the three month periods ended March 31, 2014 and 2013 contained in our Current Report on Form 8-K filed with the SEC on July 7, 2014, (iii) the unaudited pro forma consolidated financial statements (and notes thereon) contained in our Current Report on Form 8-K filed with the SEC on July 7, 2014 and (iv) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2013 and Part I, Item 1 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, each incorporated by reference herein.

($ in thousands, except share and per share data)	Macquarie Infrastructure Company LLC
	Three Months Ended March 31,		Years Ended December 31,			Pro Forma Three Months Ended March 31, 2014		Pro Forma Year Ended December 31, 2013
	2014	2013	2013	2012	2011
	(unaudited)					(unaudited)
Statement of operations data:
Revenue
Revenue from product sales	$183,801	$174,115	$685,997	$677,164	$639,521		$183,801		$685,997
Revenue from product sales – utility	35,145	36,921	137,486	144,439	140,746		35,145		137,486
Service revenue	56,502	52,115	213,973	207,907	203,532		204,580		727,875
Financing and equipment lease income	747	1,055	3,563	4,536	4,992		747		3,563
Total revenue	276,195	264,206	1,041,019	1,034,046	988,791		424,273		1,554,921
Cost of revenue
Cost of product sales	122,917	116,993	454,761	462,229	437,049		122,917		454,761
Cost of product sales – utility	29,380	31,489	117,499	122,254	116,413		29,380		117,499
Cost of services(1)	10,896	10,934	47,760	52,609	52,744		73,983		281,148
Gross profit	113,002	104,790	420,999	396,954	382,585		197,993		701,513
Selling, general and administrative expenses	55,464	49,209	210,060	213,372	202,486		63,330		242,789
Fees to manager-related party	8,994	29,177	85,367	89,227	15,475		8,994		85,367
Depreciation(2)	12,154	9,255	39,150	31,587	33,815		29,963		113,304
Amortization of intangibles(3)	8,765	8,628	34,651	34,601	42,107		14,230		56,588
Loss from customer contract termination	—	—	5,906	—	—		—		5,906
Loss (gain) on disposal of assets(4)	—	173	226	(1,358)	1,522		—		226
Total operating expenses	85,377	96,442	375,360	367,429	295,405		116,517		504,180
Operating income	27,625	8,348	45,639	29,525	87,180		81,476		197,333
Interest income	64	94	204	222	112		64		204
Interest expense(5)	(14,011)	(7,686)	(37,044)	(46,623)	(59,361)		(23,488)		(70,991)
Loss on extinguishment of debt	—	—	(2,472)	—	—		—		(2,472)
Equity in earnings and amortization charges of investee	14,287	10,462	39,115	32,327	22,763		—		—
Other income (expense), net	681	(2)	681	1,085	912		1,175		2,814
Net income before income taxes	28,646	11,216	46,123	16,536	51,606		59,227		126,888
Provision for income taxes	(8,486)	(4,502)	(18,043)	(2,285)	(22,718)		(23,486)		(58,518)
Net income	$20,160	$6,714	$28,080	$14,251	$28,888		$35,741		$68,370
Less: net (loss) income attributable to noncontrolling interests	(206)	843	(3,174)	930	1,545		(77)		(2,923)
Net income attributable to MIC LLC	$20,366	$5,871	$31,254	$13,321	$27,343		$35,818		$71,293
Per Share Data:
Basic income per share attributable to MIC LLC interest holders	$0.36	$0.12	$0.61	$0.29	$0.59		$0.52		$1.13
Weighted average number of shares outstanding: basic	56,369,295	47,584,661	51,381,003	46,635,049	45,995,207		68,236,178		63,247,886
Diluted income per share attributable to MIC LLC interest holders	$0.36	$0.12	$0.61	$0.29	$0.59		$0.52		$1.13
Weighted average number of shares outstanding: diluted	56,382,205	47,603,257	51,396,146	46,655,289	46,021,015		68,249,088		63,263,029
Cash dividends declared per share	$0.9375	$0.6875	$3.35	$2.20	$0.80	$	N/A	$	N/A

($ in thousands, except share and per share data)	Macquarie Infrastructure Company LLC
	Three Months Ended March 31,		Years Ended December 31,			Pro Forma Three Months Ended March 31, 2014
	2014	2013	2013	2012	2011
	(unaudited)					(unaudited)
Balance sheet data:
Total current assets	$372,704	$276,687	$403,519	$253,910	$143,313	$387,571
Property, equipment, land and leasehold improvements, net(2)	854,687	718,631	854,169	708,031	561,022	2,130,343
Intangible assets, net(3)	584,085	514,640	592,850	626,902	662,135	984,085
Goodwill	514,343	618,274	514,494	514,640	516,175	1,100,348
Total assets	$2,460,638	$2,257,734	$2,500,865	$2,223,694	$2,168,633	$4,680,813
Total current liabilities	$251,875	$229,128	$271,452	$245,330	$148,902	$350,428
Deferred income taxes	195,226	172,273	189,719	169,392	177,262	312,484
Long-term debt, net of current portion	827,729	1,042,954	831,027	1,052,584	1,086,053	1,777,123
Convertible senior notes	—	—	—	—	—	250,000
Total liabilities	1,330,478	1,501,875	1,347,597	1,526,129	1,474,773	2,837,489
Members’ equity	$1,019,762	$710,820	$1,042,228	$655,028	$703,682	$1,730,742

(1)	Includes depreciation expense of $1.7 million for the quarters ended March 31, 2014 and 2013 and $6.7 million, $6.7 million and $6.6 million for the years ended December 31, 2013, 2012 and 2011, respectively, relating to District Energy, a component of the CP&E segment.
(2)	Includes non-cash impairment charges of $1.4 million recorded during the second quarter of 2011 at Atlantic Aviation.
(3)	Includes non-cash impairment charges of $7.3 million for contractual arrangements recorded during the second quarter of 2011 at Atlantic Aviation.
(4)	Loss on disposal of assets includes $173,000 for the quarter ended March 31, 2013 and $226,000 and $1.5 million during the years ended December 31, 2013 and 2011, respectively, for FBOs disposed of by Atlantic Aviation. Gain on disposal of assets includes $1.4 million for FBOs disposed of by Atlantic Aviation during the year ended December 31, 2012.
(5)	Interest expense includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees. Interest rate swap breakage fees at Hawaii Gas were $8.7 million for the year ended December 31, 2012. Interest rate swap breakage fees at Atlantic Aviation were $595,000 and $2.3 million for the years ended December 31, 2012 and 2011, respectively.

RISK FACTORS

An investment in our shares involves a number of risks. We urge you to carefully consider the risk factors described below and those included in the accompanying prospectus and in the documents incorporated herein and therein by reference, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as well as other information, before reaching a decision regarding an investment in our shares. For risks related to our business operations, see “Risk Factors — Risks Related to our Business Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The risks described below and referenced above are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks described herein or cross-referenced above were to materialize, our business, results of operations, cash flow, financial condition and prospects could be materially and adversely affected. In that case, our ability to pay dividends to our shareholders may be reduced, the trading price of our shares could decline and you could lose all or part of your investment. You should consult your own financial and legal advisors before making an investment in our shares.

Risks Related to the IMTT Acquisition

If the IMTT Acquisition is consummated, our increased level of indebtedness could adversely affect our financial condition and results of operations, limit our operational and financing flexibility and negatively impact our business.

We expect to finance, in part, the cash consideration for the IMTT Acquisition, if consummated, with the issuance of convertible senior notes. We are also entering into a new senior secured revolving credit facility in connection with the IMTT Acquisition. If necessary, we may finance a portion of the cash consideration for the IMTT Acquisition with borrowings of up to $250.0 million under our new senior secured revolving credit facility and/or up to $65.0 million under IMTT’s existing senior unsecured revolving credit facility.

This increased level of indebtedness will increase our interest payments and could have significant effects on our business, including the following:

•	we may be required to use a significant portion of our cash flow to pay interest on our indebtedness which will reduce the funds available for dividends to shareholders, additional acquisitions, pursuit of business opportunities or other business purposes;
•	our ability to obtain additional financing may be impaired;
•	it may be more difficult for us to satisfy our financial obligations under our contractual and commercial commitments;
•	our increased level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;
•	exposing us to risk of increased interest rates because any borrowings under the senior secured revolving credit facility are at variable rates of interest;
•	our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and
•	our indebtedness may make us more vulnerable to economic downturns and adverse developments in our business.

We expect to obtain the funds to pay our expenses and to repay our indebtedness primarily from our operating businesses and investments. Our ability to meet our expenses and make these payments therefore depends on the future performance of our businesses and investments, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our businesses and investments may not generate sufficient cash flow from operations in the future, which could result in our being unable to repay indebtedness or to fund other liquidity needs. As a holding company with no operations, we are dependent on the ability of our businesses and investments to make distributions to us to pay our expenses and repay our indebtedness. In addition, the senior secured revolving credit facility is guaranteed by Macquarie Infrastructure Company Inc., or MIC Inc., our direct, wholly owned subsidiary. MIC Inc. is a holding company whose only material asset is the capital stock of our other subsidiaries. If we do not have enough funds, we may be required to refinance all or part of our then existing debt, sell assets or borrow more funds, which we may not be able to accomplish on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements may restrict us from pursuing any of these alternatives.

We and any of our existing or future subsidiaries may incur substantially more indebtedness in the future. This could further exacerbate the risks to our business as described above.

We and any of our existing and future subsidiaries may incur substantial additional indebtedness in the future. Although the terms of our new senior secured revolving credit facility will contain limitations on our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions. In addition, we intend to keep IMTT’s existing $1.3 billion senior unsecured revolving credit facility in place following the Transactions. If we incur any additional indebtedness that ranks equally with the indebtedness under our new senior secured revolving credit facility the holders of that additional debt will be entitled to share ratably with the lenders or holders of the indebtedness under the senior secured revolving credit facility in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our Company. If new debt is added to our or any of our subsidiaries’ current debt levels, the related risks that we now face could be exacerbated. See “The Transactions — Concurrent Financing Transactions.”

The documents governing our new debt will impose significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

The senior secured revolving credit facility will impose, and future debt agreements may impose, operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;
•	pay dividends, redeem subordinated debt or make other restricted payments;
•	make certain investments or acquisitions;
•	grant or permit certain liens on our assets;
•	enter into certain transactions with affiliates;
•	merge, consolidate or transfer substantially all of our assets; and
•	transfer or sell assets, including capital stock of our subsidiaries.

These covenants could adversely affect our ability to finance our future operations or capital needs, withstand a future downturn in our business or the economy in general, engage in business activities, including future opportunities that may be in our interest, and plan for or react to market conditions or otherwise execute our business strategies. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders or holders of such indebtedness could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. Acceleration of our other indebtedness could result in a default under the terms of the senior secured revolving credit facility. There is no guarantee that we would be able to satisfy our obligations if any of our indebtedness is accelerated.

Failure to complete, or realize anticipated operational improvements from, the IMTT Acquisition could negatively impact our business; assumption of managerial control over IMTT will be time consuming.

Completing the IMTT Acquisition is subject to a number of conditions, and we may not complete the IMTT Acquisition on a timely basis or at all, which could have an adverse effect on the business and results of operations of the IMTT business. If we complete the IMTT Acquisition, we will assume 100% ownership of, and complete management over, IMTT and we may be unable to timely and effectively integrate the entire IMTT business into our ongoing operations. Integration and assumption of managerial control could be expensive and will be time consuming for our management. We also may not be able to achieve anticipated financial performance of the IMTT business within our expected time frames or at all. If the IMTT Acquisition is not consummated as a result of the termination of the Stock Purchase Agreement under certain circumstances, we may be required to pay a $25.0 million termination fee to the Coleman Trust.

If the IMTT Acquisition does not close, we will have broad discretion to use the proceeds from this offering.

Because the closing of the IMTT Acquisition is subject to a number of closing conditions, we cannot assure you that the IMTT Acquisition will close. If the IMTT Acquisition does not close, we will have significant discretion to allocate the proceeds from this offering, and the convertible senior notes offering, if consummated, to other uses. We have no assurances that we will have opportunities to allocate the proceeds from this offering, and the convertible senior notes offering, if consummated, for other productive uses or that other uses of the proceeds from this offering and the convertible senior notes offering will result in a favorable return to investors.

Information about IMTT of which we are not currently aware could cause either or both of IMTT’s and our performance in the future to be different than our current expectations and such differences could be material.

We have had a non-controlling interest in IMTT since 2006. Our co-investor has had primary responsibility for the day to day operations of the business. As such, we have relied on the financial reporting of our co-investor, and related reviews conducted by independent auditors, with respect to the performance of the business. To the extent such reporting has been in any way inaccurate or incomplete, whether intentionally or inadvertently, correcting or completing the reporting could cause us to restate prior periods and may have an adverse impact on our results both historically and prospectively.

IMTT employs systems and technology to handle and track the movements of bulk liquid products. Weaknesses in or failures of those systems and technology could result in a need to implement less robust and potentially more expensive systems.

IMTT also employs robust spill prevention, containment and clean up systems. However, such systems could fail and future spills or those that may have occurred in the past could result in our having liability for remediating these at an unknown cost. Any or all of these matters could have a material adverse effect on our results of operation.

Risks Related to Ownership of Our Shares

Our reported Earnings per Share, or EPS, as defined under GAAP, do not reflect the cash generated by our businesses and investments and may result in unfavorable comparisons with other businesses for which EPS is a useful component in valuation.

Our businesses and investments own and invest in high-value, long-lived assets that generate large amounts of depreciation and amortization. Depreciation and amortization are non-cash expenses that serve to reduce reported EPS. As a result, our financial performance may appear to be substantially worse compared with businesses whose earnings do not reflect the effects of depreciation and amortization (or other non-cash items). To the extent that our results appear to be worse, we may have relatively greater difficulty attracting investors in our stock.

If the IMTT Acquisition is not consummated, our inability, under GAAP, to consolidate the financial results of our largest business will make it relatively more difficult to analyze the cash generation of our combined businesses.

If the IMTT Acquisition is not consummated, our investment in IMTT will continue not to be consolidated for financial reporting purposes; rather it will continue to be accounted for using the equity method. The equity method requires us to include an amount of IMTT’s GAAP net income equal to our equity interest in the business (50%) in our consolidated statement of operations. To the extent that IMTT owns and invests in high-value, long-lived physical assets that are depreciated over relatively short periods of time, its net income can be negligible or negative in any given period. As a consequence, if the IMTT Acquisition is not consummated, the performance of IMTT may have relatively little impact on our consolidated statement of operations.

Our total assets include a substantial amount of goodwill and intangible assets. The write-off of a significant portion of intangible assets would negatively affect our reported earnings.

Our total assets reflect a substantial amount of goodwill and other intangible assets. At March 31, 2014 and December 31, 2013, goodwill and other intangible assets, net, represented approximately 44.6% and 44.3%, respectively, of total assets. Goodwill and other intangible assets were primarily recognized as a result of the acquisitions of our businesses and investments. Other intangible assets consist primarily of airport operating rights, customer relationships and trade names. On at least an annual basis, we assess whether there has been any impairment in the value of goodwill and assess for impairment of other intangible assets with indefinite lives when there are triggering events or circumstances. If the carrying value of the tested asset exceeds its estimated fair value, impairment is deemed to have occurred. In this event, the amount is written down to fair value. Under current accounting rules, this would result in a charge to reported earnings. We have recognized significant impairments in the past, and any future determination requiring the write-off of a significant portion of goodwill or other intangible assets would negatively affect our reported earnings and total capitalization, and could be material.

Our total assets include a substantial amount of goodwill, intangible assets and fixed assets. The depreciation and amortization of these assets may negatively impact our reported earnings.

The high level of intangible and physical assets written up to fair value upon acquisition of our businesses generates substantial amounts of depreciation and amortization. These non-cash items serve to lower net income as reported in our consolidated statement of operations as well as our taxable income. The generation of net losses or relatively small net income may contribute to a net operating loss, or NOL, carryforward that can be used to offset current taxable income in future periods. However, the continued reporting of little or negative net income may adversely affect the attractiveness of us among some potential investors and may reduce the market for our shares.

Our complex structure and financial reporting may make it difficult for some investors to value our shares.

We are a limited liability company structured as a non-operating holding company of several operating businesses and one substantial, unconsolidated investment. We have elected to be treated as a corporation for U.S. federal income tax purposes. Our consolidated U.S. federal income tax group is comprised of two of our operating businesses and our allocated share of the taxable income from Contracted Power, which is treated as a partnership for U.S. federal income tax purposes. One of our operating businesses and our investment in another operating business file stand-alone U.S. federal income tax returns. To the extent we receive distributions either from our investment or operating business that is not a part of our U.S. federal income tax group, and these distributions are characterized as a dividend for U.S. federal income tax purposes (as opposed to a return of capital or capital gain), such distributions would be eligible for the federal dividends received deduction (80% exclusion in calculating taxes). These and other factors may make it difficult for some potential investors, particularly those without a moderate level of financial acumen, to accurately assess the value of our shares and may adversely impact the market for our shares. If the IMTT Acquisition is consummated, IMTT will become part of our U.S. federal income tax group.

Certain provisions of the management services agreement and the operating agreement makes it difficult for third parties to acquire control of us and could deprive investors of the opportunity to obtain a takeover premium for their shares.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the management services agreement, the management services agreement provides that in circumstances where the stock ceases to be listed on a recognized U.S. exchange as a result of the acquisition of stock by third parties in an amount that results in the stock ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the management services agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our shares could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our Company, subject to debt repayment obligations. We would also be prohibited from incurring any new indebtedness or engaging in any transactions with our shareholders or our affiliates without the prior written approval of our Manager. These provisions could deprive shareholders of opportunities to realize a premium on the shares owned by them.

Our operating agreement, which we refer to as the LLC agreement, contains a number of provisions that could have the effect of making it more difficult for a third-party to acquire, or discouraging a third-party from acquiring, control of us. These provisions include:

•	restrictions on our ability to enter into certain transactions with our major shareholders, with the exception of our Manager, modeled on the limitation contained in Section 203 of the Delaware General Corporation Law;
•	allowing only our Board of Directors to fill vacancies, including newly created directorships and requiring that directors may be removed only for cause and by a shareholder vote of 66 2/3%;
•	requiring that only our chairman or Board of Directors may call a special meeting of our shareholders;
•	prohibiting shareholders from taking any action by written consent;
•	establishing advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted upon by our shareholders at a shareholders’ meeting;
•	having a substantial number of additional shares authorized but unissued;
•	providing our Board of Directors with broad authority to amend the LLC agreement; and
•	requiring that any person who is the beneficial owner of 15% or more of our shares make a number of representations to the City of Chicago in its standard form of EDS, the current form of which is included in the LLC agreement.

Our Manager owns a significant portion of our shares outstanding. A sale of all or a portion of the shares owned by our Manager could be interpreted by the equity markets as a lack of confidence in our prospects.

Our Manager, in its sole discretion, determines whether to reinvest base and performance fees in shares and whether to hold or sell those securities. Reinvestment of base and performance fees in additional shares would increase our Manager’s ownership stake in our Company. As of July 7, 2014, our Manager owned 6.3% of our outstanding shares (including shares issuable to our Manager upon its reinvestment of its base management fees earned for June 2014 and performance fees earned for the three months ended June 30, 2014). If our Manager decides, for reasons other than our performance and prospects, to reduce its position in our Company, such sales may be interpreted by some market participants as a lack of confidence in our Company and put downward pressure on the market price of our shares.

Our Manager’s decision to reinvest its monthly base management fees and quarterly performance fees, as applicable, in our shares or retain the cash will affect holders of our shares differently.

For the quarters ended June 30, 2014 and March 31, 2014 and the year ended December 31, 2013, our Manager earned base management fees of $9.5 million, $9.0 million and $32.0 million, respectively, and performance fees of $5.0 million and $53.4 million for the quarter ended June 30, 2014 and the year ended December 31, 2013, respectively. These fees are based on our market capitalization and performance and maybe higher or lower than these levels in the future. Our Manager, in its sole discretion, may elect to retain base management fees and performance fees, if applicable, paid in cash or to reinvest such payments in additional shares. In the event our Manager chooses not to reinvest the fees to which it is entitled in additional shares, the amount paid will reduce the cash that may otherwise be distributed as a dividend to all shareholders or used in our operations. In the event our Manager chooses to reinvest the fees to which it is entitled in additional shares, effectively returning the cash to us, such reinvestment will dilute existing shareholders by the increase in the percentage of shares owned by our Manager. Either option may adversely impact the market for our shares.

In addition, our Manager has elected to invest its fees in our shares, and can only change this election during an 18-trading day window following our earnings release. Any change would apply to fees paid thereafter. Accordingly, shareholders would have notice of our Manager’s intent to receive fees in cash rather than reinvest before the change was effective.

Our reported EBITDA excluding non-cash items and Free Cash Flow will be lower if our Manager elects to retain base management and/or performance fees in cash as compared with its election to reinvest such base management and/or performance fees in additional shares. The amount by which these items are lower could be material. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 19, 2014 for further information on how we calculate these items and what management uses these items for.

Our Manager can resign with 90 days notice, or our CEO or CFO could be removed, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations, which could adversely affect our financial results and negatively impact the market price of our shares.

Our Manager has the right, under the management services agreement, to resign at any time with 90 days notice, whether we have found a replacement or not. The resignation of our Manager will trigger mandatory repayment obligations under debt facilities at certain of our operating companies. In addition, our Manager could re-assign or remove the CEO and/or the CFO from their positions and responsibilities at our Company without our Board of Directors’ approval and with little or no notice. If our Manager resigns or our CEO or CFO are removed, we may not be able to find a new external manager or hire internal management with similar expertise within 90 days to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial results could be adversely affected, perhaps materially, and the market price of our shares may decline substantially. In addition, the coordination of our internal management, acquisition activities and supervision of our businesses and investments are likely to suffer if we were unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Manager and its affiliates.

Furthermore, if our Manager resigns, we and our subsidiaries will be required to cease use of the Macquarie brand entirely, and change our names to remove any reference to “Macquarie.” This may cause the value of our Company and the market price of our shares to decline.

Our Manager’s affiliation with Macquarie Group Limited and the Macquarie Group may result in conflicts of interest or a decline in our stock price.

Our Manager is an affiliate of Macquarie Group Limited and a member of the Macquarie Group. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving Macquarie Group Limited, its affiliates, or other members of the Macquarie Group. Such transactions have included and may include, among other things, the entry into debt facilities and derivative instruments with members of the Macquarie Group serving as lender or counterparty, and financial advisory or equity advisory services provided to us by the Macquarie Group. See “Underwriting” in this prospectus supplement.

Although our audit committee, all of the members of which are independent directors, is required to approve of any related party transactions, including those involving members of the Macquarie Group or its affiliates, the relationship of our Manager to the Macquarie Group may result in conflicts of interest.

In addition, as a result of our Manager’s being a member of the Macquarie Group, negative market perceptions of Macquarie Group Limited generally or of Macquarie’s infrastructure management model, or Macquarie Group statements or actions with respect to other managed vehicles, may affect market perceptions of our Company and cause a decline in the price of our shares unrelated to our financial performance and prospects.

In the event of the underperformance of our Manager, we may be unable to remove our Manager, which could limit our ability to improve our performance and could adversely affect the market price of our shares.

Under the terms of the management services agreement, our Manager must significantly underperform in order for the management services agreement to be terminated. Our Board of Directors cannot remove our Manager unless:

•	our shares underperform a weighted average of two benchmark indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66.67% of the outstanding shares (excluding any shares owned by our Manager or any affiliate of our Manager) vote to remove our Manager;
•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice;
•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement, or engages in fraudulent or dishonest acts; or
•	our Manager experiences certain bankruptcy events.

Because our Manager’s performance is measured by the market performance of our shares relative to a benchmark index, even if the absolute market performance of our shares does not meet expectations, our Board of Directors cannot remove our Manager unless the market performance of our shares also significantly underperforms the benchmark index. If we were unable to remove our Manager in circumstances where the absolute market performance of our shares does not meet expectations, the market price of our shares could be negatively affected.

The market price and marketability of our shares may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our shares may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our shares and may adversely affect our ability to raise capital through equity financings. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the stock markets generally;
•	significant volatility in the market price and trading volume of securities of Macquarie Group Limited and/or vehicles managed by the Macquarie Group or branded under the Macquarie name or logo;
•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors, which may not be related to the operating performance of these companies;
•	changes in our earnings or variations in operating results;
•	any shortfall in EBITDA excluding non-cash items or Free Cash Flow from levels expected by securities analysts;
•	changes in regulatory policies or tax law;
•	operating performance of companies comparable to us; and
•	loss of funding sources.

Risks Related to Taxation

We have significant NOL carryforwards that may be fully utilized over the next several years thereby subjecting us to payment of substantial U.S. federal income taxes and reducing our distributable Free Cash Flow.

If the IMTT Acquisition closes during 2014, we may fully utilize our existing NOLs before the end of 2015. If the IMTT Acquisition does not close, we may, without the deployment of additional capital, acquisition of businesses with NOLs, payment of performance fees or implementation of other strategies that provide us with additional tax shield, fully utilize our existing NOLs before the end of 2016. Once our NOLs are fully utilized, we may be subject to U.S. federal income taxes in consolidation and any liability could be material. Any liability will reduce distributable Free Cash Flow and could prevent the growth or reduce the rate of growth of our dividends.

The current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, qualified dividend income and long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time. In addition, certain holders that are individuals, estates or trusts are subject to a 3.8% surtax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and gains from the disposition of our shares. This may affect market perceptions of our Company and the market price of our shares could be negatively affected.

Our ability to use our NOL carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation (or other entity taxable as a corporation, such as us) that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and certain other tax attributes to offset future taxable income. Generally speaking, an “ownership change” occurs if the aggregate percentage ownership of the stock of the corporation held by one or more “five-percent shareholders” (as defined in the Code and the Treasury regulations promulgated thereunder, or the Regulations) increases by more than fifty percentage points over such shareholders’ lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. If we undergo an ownership change, our ability to utilize NOLs and certain other tax attributes could be limited.

We have significant federal income tax NOLs which may not be realized before they expire.

We have $198.6 million in federal NOL carryforwards at December 31, 2013. While we have concluded that all but $7.8 million of the NOLs will more likely than not be realized, there can be no assurance that we will utilize the NOLs generated to date or any NOLs we might generate in the future. In addition, we have incurred state NOLs and have provided a valuation allowance against a portion of those. As with our federal NOLs, there is also no assurance that we will utilize those state losses or future losses that maybe generated. Further, the State of Illinois has suspended the use of NOL carryforwards through 2014, similar to the State of California’s suspension of an NOL deduction through 2011 for large corporations. There can be no assurance that other states will not suspend the use of NOL carryforwards or that California and Illinois will not extend the suspension of the use of NOL carryforwards.

Risks Related to this Offering

Future sales of our shares could adversely affect the market price.

Following this offering, we will have a large number of shares outstanding and available for resale. Sales by us or our shareholders of a substantial number of our shares in the public market after this offering, or the possibility that these sales may occur, could cause the market price for our shares to decline. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell our shares or other equity securities in the future at a time and at a price that we deem appropriate. If the IMTT Acquisition is consummated, we will issue to the Coleman Trust $115.0 million in our limited liability company interests, which equates to approximately 1,866,883 shares based on the last reported trading price of our shares on July 3, 2014 of $61.60. Pursuant to the Registration Rights Agreement (as defined below), the Coleman Trust will have the right to require us to register such limited liability company interests with the SEC for resale no earlier than 60 days after the closing. After this offering, 66,636,362 of our shares (68,136,362 if the underwriters’ option to purchase additional shares is exercised in full but, in each case, excluding (i) 1,866,883 shares issuable to the Coleman Trust as the $115.0 million in equity consideration for the IMTT Acquisition, if consummated, based on the last reported trading price of our shares on July 3, 2014 of $61.60, (ii) 12,525 shares issuable upon vesting of the same number of outstanding restricted stock units, (iii) 997,140 shares reserved for issuance under our Direct Stock Purchase Program, (iv) 135,565 shares issued to our Manager on July 7, 2014 pursuant to its election to reinvestment all of its base management fees earned for June 2014 and performance fees earned for the three months ended June 30, 2014. The final number of shares issued to our Manager was determined based on the volume weighted average price to be calculated over specified periods. Our Manager received a base management fee of $3.3 million for June 2014 and performance fees of $5.0 million for the three months ended June 30, 2014 and (v) approximately $200,000 in shares offered in this offering for sale at the public offering price to James Hooke, our Chief Executive Officer) will be outstanding, most of which are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, absent registration under the Securities Act.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after underwriting discounts and estimated offering expenses, will be approximately $596.0 million (approximately $685.4 million if the underwriters’ option to purchase additional shares is exercised in full). Additionally, we estimate that the net proceeds from the concurrent convertible senior notes offering, if consummated, after underwriting discounts and estimated offering expenses, will be approximately $243.8 million (approximately $280.3 million if the underwriters in such offering exercise their option to purchase additional convertible senior notes in full with respect to that offering). The closing of this offering is not conditioned on the closing of the convertible senior notes offering and the closing of the convertible senior notes offering is not conditioned on the closing of this offering. We expect to use substantially all of the net proceeds from this offering and, if consummated, the convertible senior notes offering, to finance, in part, the cash consideration for the IMTT Acquisition, including any related fees and expenses. See “Prospectus Supplement Summary — Recent Developments — IMTT Acquisition.” There can be no assurance that we will be able to consummate the IMTT Acquisition on a timely basis or at all and, if the IMTT Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes and for fees and expenses related to the IMTT Acquisition that are payable whether or not the IMTT Acquisition is consummated. See “Prospectus Supplement Summary — Recent Developments — Financing of the IMTT Acquisition,” “The Transactions” and “Risk Factors — Risks Related to the IMTT Acquisition.”

CAPITALIZATION

The following sets forth (i) our actual capitalization as of March 31, 2014, (ii) our capitalization, as adjusted, as of March 31, 2014, giving effect to this offering and (iii) our capitalization, pro forma, as of March 31, 2014, giving effect to the Transactions, which includes this offering. You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that are incorporated by reference herein and therein, including our consolidated financial statements and the notes thereto.

	As of March 31, 2014
($ in thousands, except share data)	Actual(1)	As Adjusted(2)	Pro Forma(3)
Cash and cash equivalents(4)	$208,569	$804,549	$148,154
Long-term debt, excluding current maturities	$827,729	$872,729	$1,777,123
Convertible senior notes offering(5)	—	—	250,000
Total debt (current and non-current)	987,910	987,910	2,194,500
Members’ Equity
LLC interests, no par value:
500,000,000 authorized; 56,459,047 LLC interests Actual, 66,459,047 LLC interests As Adjusted and 68,325,930 LLC interests Pro Forma(4)	$1,184,108	$1,780,088	$1,895,088
Additional paid in capital	21,447	21,447	21,447
Accumulated other comprehensive loss	(8,652)	(8,652)	(8,652)
Accumulated deficit	(177,141)	(177,141)	(177,141)
Total members’ equity	1,019,762	1,615,742	1,730,742
Noncontrolling interests	110,398	110,398	112,582
Total equity	1,130,160	1,726,140	1,843,324
Total Capitalization	$2,118,070	$2,714,050	$4,037,824

(1)	The Actual column reflects the receipt of the net proceeds of the December 12, 2013 equity offering, which was subsequently used on April 30, 2014 to finance, in part, the acquisition of Galaxy Aviation and Boca Aviation.
(2)	The As Adjusted column reflects the receipt of the net proceeds of this offering but does not give effect to the use of the net proceeds of this offering to finance, in part, the cash consideration for the IMTT Acquisition. This offering is not conditioned on consummation of the IMTT Acquisition. See “Prospectus Supplement Summary — Recent Developments — IMTT Acquisition” and “The Transactions.”
(3)	The Pro Forma column gives effect to the IMTT Acquisition and Acquisition Financing and the use of the net proceeds of this offering to finance, in part, the cash consideration for the IMTT Acquisition. This offering is not conditioned on consummation of the IMTT Acquisition or the Acquisition Financing. In addition, if necessary, we may finance a portion the cash consideration of the IMTT Acquisition with borrowings of up to $250.0 million under our new senior secured revolving credit facility and/or up to $65.0 million under IMTT’s existing senior unsecured revolving credit facility. See “Prospectus Supplement Summary — Recent Developments — Acquisition of IMTT” and “The Transactions.”
(4)	In the event of the exercise of the underwriters’ option to purchase additional shares in this offering or the underwriters in the convertible senior notes offering option to purchase additional convertible senior notes in that offering, such proceeds will be used to reduce the amount of cash on hand used to pay for the IMTT Acquisition.
(5)	Assumes no exercise by the underwriters’ option in the convertible senior notes offering to purchase up to $37.5 million aggregate principal amount of convertible senior notes with respect to that offering.

THE TRANSACTIONS

IMTT Acquisition

Stock Purchase Agreement

On July 7, 2014, we entered into the IMTT Stock Purchase Agreement among us, IMTT Holdings, the Coleman Trust, MTH and MCT to acquire the remaining equity interest in IMTT not owned by us for an aggregate purchase price of $1.025 billion consisting of $910.0 million in cash and $115.0 million in our limited liability company interests. Upon the closing of the IMTT Acquisition, IMTT Holdings will become a wholly owned subsidiary of our Company. The IMTT Acquisition is expected to close as soon as practicable after the consummation of this offering but there can be no assurance that we will be able to consummate the IMTT Acquisition on a timely basis or at all. This offering is not conditioned on consummation of the IMTT Acquisition.

Purchase Price Adjustments; Repurchase

The cash portion of the aggregate purchase price for the IMTT Acquisition will be decreased by an aggregate dollar amount equal to the amount of certain cash or other property paid by IMTT Holdings or any of its subsidiaries outside the ordinary course of business to certain persons related to or affiliated with the Coleman Trust from April 29, 2014 to the closing. In connection with the closing of the IMTT Acquisition, IMTT Holdings will repurchase a number of shares of IMTT Holdings equal to the value of the sum of (i) $10.0 million plus (ii) $150,000 per day for each day beyond July 1, 2014 until the closing of the IMTT Acquisition.

Conditions to Completion of the IMTT Acquisition

The obligations of the parties to complete the IMTT Acquisition are subject to satisfaction of certain conditions including the accuracy of the other parties’ representations and warranties, performance of the other parties’ obligations, the absence of any injunction on other legal or regulatory restraint on the closing or on the operation of the business of IMTT Holdings following the closing, the receipt of certain regulatory approvals and the receipt of consents from certain third parties. Our obligations to complete the IMTT Acquisition are further conditioned on IMTT Holdings, taken as a whole, not having experienced a material adverse effect since the execution of the IMTT Stock Purchase Agreement, delivery of legal opinions, execution of certain restrictive covenant agreements, execution of mutual releases with the beneficiaries of the Coleman Trust and certain employees and advisors of IMTT Holdings and delivery of certain other closing documentation. The obligations of the Coleman Trust to complete the IMTT Acquisition are further conditioned on execution by us of the Registration Rights Agreement (defined below), receipt by us of certain insurance policies and delivery by us of certain other closing documentation.

Termination

The IMTT Stock Purchase Agreement may be terminated by the Coleman Trust or MTH at any time prior to the closing of the IMTT Acquisition by mutual agreement or if (i) the closing of the IMTT Acquisition has not occurred by September 15, 2014 or (ii) there has been a final nonappealable court order or other governmental action in effect preventing the consummation of the transactions. In addition, the IMTT Stock Purchase Agreement may be terminated by either party due to a material breach of the IMTT Stock Purchase Agreement by the other party.

Effect of Termination; Termination Fee

If the IMTT Stock Purchase Agreement is terminated (i) by the Coleman Trust due to a material breach by us or (ii) because the IMTT Acquisition is not consummated by September 15, 2014 other than as a result of the failure to obtain a third party consent, the existence of a final nonappealable court order or other government action or a material breach by IMTT Holdings or the Coleman Trust, then we will pay to the Coleman Trust a termination fee of $25.0 million (inclusive of fees and expenses) which will be IMTT Holdings’ and the Coleman Trust’s sole and exclusive remedy for termination.

Representations and Warranties; Conduct of IMTT Business Prior to Closing

The IMTT Stock Purchase Agreement contains certain representations and warranties by the parties. IMTT Holdings has undertaken certain covenants restricting the conduct of its business between the date of the IMTT Stock Purchase Agreement and the closing of the IMTT Acquisition. In addition, between the date of the IMTT Stock Purchase Agreement and the closing of the IMTT Acquisition, IMTT Holdings has agreed, with respect to itself, to limitations on its ability to take certain actions regarding the Shareholders’ Agreement and, with respect to itself and its subsidiaries, to limitations on certain tax matters.

Exclusivity

Subject to the Shareholders’ Agreement, IMTT Holdings and the Coleman Trust will not solicit, participate in discussions with respect to, or furnish information relating to, any acquisition of all or a material amount of the assets (other than assets sold by IMTT in the ordinary course of business) of, or any equity interest in, IMTT Holdings or a merger, consolidation or business combination involving IMTT Holdings or any of its subsidiaries. IMTT Holdings and the Coleman Trust will immediately notify MTH of any offer or proposal received including a summary of material terms and conditions and the identity of the party making the offer or proposal.

Non-Competition; Non-Solicitation; Non-Disparagement

The Coleman Trust agrees that for five years following the closing, the Coleman Trust will not, directly or indirectly, engage in, participate in, or permit such person’s name to be used by any enterprise engaging in, any business competitive with the IMTT Holdings business in North America, including the Caribbean.

The Coleman Trust agrees that for five years following the closing, the Coleman Trust will not (i) induce any employee of IMTT Holdings to leave his or her employment or interfere with the relationship between IMTT Holdings (or any of its subsidiaries) and any such employee, (ii) hire any person who was an employee of IMTT Holdings (or any of its subsidiaries) at any time during the six-month period immediately prior to the date on which such hiring would take place, or (iii) call on, solicit or service any customer, vendor, licensee, licensor or other business relation of IMTT Holdings (or its affiliates) in order to induce or attempt to induce such person to cease doing or decrease their business with IMTT Holdings or its affiliates, or in any way interfere with the relationship between any such customer, vendor, licensee, licensor or business relation and IMTT Holdings or its affiliates.

The parties agree that for three years following the closing, neither party will make any statement that disparages or places any of the other parties, subsidiaries, affiliates or, in the case of the Coleman Trust, its trust beneficiaries, in a false or negative light, subject to certain exceptions.

Indemnification

Each of the parties agrees to indemnify and hold harmless the other parties from damages suffered, sustained, incurred or paid by such other parties with respect to the party’s breaches of certain representations and warranties and covenants and agreements, in each case, subject to the limitations contained in the IMTT Stock Purchase Agreement.

Mutual Release

We and the Coleman Trust agree to release each other from all liability and other obligations arising out of or related to IMTT Holdings, the Coleman Trust’s ownership (directly or indirectly) of equity in IMTT Holdings, the Shareholders’ Agreement or any matter, cause or event occurring prior to the closing subject to certain exceptions.

Registration Rights Agreement

In connection with the IMTT Acquisition, we will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Coleman Trust pursuant to which we will agree, upon request from the Coleman Trust, after 60 days following the consummation of this offering, to use reasonable commercial efforts to register for resale with the SEC the limited liability company interests transferred to the Coleman Trust in the IMTT Acquisition. Pursuant to the Registration Rights Agreement, until such limited liability company interests are sold or are eligible for resale without limitation under Rule 144 under the Securities Act, we have agreed to register limited liability company interests of at least $25.0 million on up to three separate occasions, at the Coleman Trust’s request, at any time at which we have an effective shelf registration statement available for use. We also agreed to file one registration statement covering limited liability company interests of at least $50.0 million at any time at which we do not have an effective shelf registration statement available for use. The Coleman Trust will also receive certain “piggyback” registration rights.

Concurrent Financing Transactions

New Revolving Credit Facility

In connection with the IMTT Acquisition we entered into a new senior secured revolving credit facility (the “Credit Agreement”) among us, as borrower, MIC Inc., as guarantor, J.P. Morgan Chase Bank, N.A., as administrative agent and the lenders party thereto. The senior secured revolving credit facility provides borrowings of up to $250.0 million, subject to availability. The senior secured revolving credit facility will mature five years after the closing date. Aggregate commitments under the senior secured revolving credit facility may be increased in an unlimited amount under an uncommitted incremental facility, subject to compliance with a leverage ratio. In addition, a portion of the senior secured revolving credit facility in an aggregate amount of $100.0 million is available for the issuance of stand-by letters of credit. The senior secured revolving credit facility is guaranteed by MIC Inc. and secured by a pledge of our directly held equity interests, including in MIC Inc., and all intercompany debt owed to us. We may use borrowings under the senior secured revolving credit facility for general corporate and working capital purposes including, if necessary, financing a portion of the cash consideration for the IMTT Acquisition. The effectiveness of the senior secured revolving credit facility is conditioned on, among others, the consummation of the IMTT Acquisition.

Interest on borrowings under the senior secured revolving credit facility will accrue at a rate per annum equal to either an Alternate Base Rate (as described in the Credit Agreement) plus an applicable margin or an Adjusted LIBO Rate (as described in the Credit Agreement) plus an applicable margin.

The senior secured revolving credit facility includes customary affirmative covenants, including an obligation by us to use commercially reasonable efforts to maintain certain credit ratings. In addition, the senior secured revolving credit facility includes customary negative covenants, including limitations on incurrence of indebtedness of MIC Inc.; creating or incurring liens; merging or consolidating with other entities; selling or disposing of certain assets; making restricted payments (including dividends); transacting with affiliates; entering into restrictive agreements; and granting certain security interests in the equity interests of subsidiaries, in each case, subject to specified exceptions. The senior secured revolving credit facility also contains a financial covenant based on a ratio of cash flow available for debt service to net cash interest expense.

The senior secured revolving credit facility contains customary events of default including, but not limited to, our failure to pay principal or interest when due, covenant defaults, cross-defaults to certain other indebtedness, monetary judgment defaults and events of bankruptcy.

This offering is not conditioned on the effectiveness of the senior secured revolving credit facility.

New Convertible Senior Notes Issuance

Concurrently with the launch of this offering we expect to offer $250.0 million aggregate principal amount of our convertible senior notes due July 2019 (or $287.5 million aggregate principal amount if the underwriters in that offering exercise their option to purchase additional convertible senior notes with respect to such offering). The convertible senior notes will be offered pursuant to a separate prospectus supplement to the accompanying prospectus in an underwritten public offering. The convertible senior notes will bear interest at the rate of     % per year, payable semi-annually on January 15 and July 15 and will mature on July 15, 2019. Our convertible senior notes are convertible into shares of our limited liability company interests at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the convertible senior notes.

The initial conversion rate is      shares of our limited liability company interests per $1,000 principal amount of our convertible senior notes (subject to certain events). This represents an initial conversion price of approximately $     per share of our limited liability company interests. In addition, if certain corporate transactions that constitute a fundamental change (as specified in the indenture governing our convertible senior notes) occur prior to maturity, we will increase the conversion rate in certain circumstances.

Upon the occurrence of a fundamental change, each holder of our convertible senior notes may require us to repurchase some or all of our convertible senior notes at a purchase price in cash equal to 100% of the principal amount of the notes surrendered, plus any accrued and unpaid interest.

The indenture governing our convertible senior notes will not contain any financial covenants or any restrictions on the payment of dividends, the incurrence of indebtedness, or the issuance or repurchase of securities by us.

The closing of this offering is not conditioned on the closing of the convertible senior notes offering or the consummation of the IMTT Acquisition and the closing of the convertible senior notes offering is not conditioned on the closing of this offering or the closing of the IMTT Acquisition.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations associated with the purchase, ownership and disposition of our shares by U.S. holders (as defined below) and non-U.S. holders (as defined below). Except where noted, this discussion deals only with our shares held as capital assets by holders who acquired our shares in this issuance and does not address special situations, such as those of:

•	dealers in securities or currencies;
•	financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt organizations;
•	insurance companies;
•	persons holding our shares as a part of a hedging, integrated or conversion transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, actually or constructively, more than 5% of our shares; or
•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. holder” of our shares means a beneficial owner of our shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. holder” of our shares means a beneficial owner of our shares that is an individual, a corporation, an estate or a trust that is neither a U.S. holder nor a partnership (or other entity taxable as a partnership).

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, we urge you to consult your own tax adviser.

We cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in our shares. If you are considering the purchase of our shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our shares applicable to U.S. holders, subject to the limitations described above.

No Flow-Through of Taxable Income

An election has been made with the IRS to treat us as an association taxable as a corporation for U.S. federal income tax purposes. Because we are treated as an association taxable as a corporation for U.S. federal income tax purposes, an owner of our shares will not report on its U.S. federal income tax return any of our items of income, gain, loss or deduction.

Distributions

Distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid by us to certain non-corporate U.S. holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (at a maximum tax rate of 20%), provided that the U.S. holder receiving the dividend satisfies the applicable holding period and other requirements. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of the U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain.

Dispositions

Upon a sale, exchange or other taxable disposition of our shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in our shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held our shares for more than one year at the time of disposition. Long-term capital gains of certain non-corporate U.S. holders (including individuals) are subject to U.S. federal income taxation at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax on Investment Income

Certain U.S. holders who are individuals, estates, or trusts will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its dividend income and its gains from the disposition of our shares, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our shares.

Information Reporting and Backup Withholding Requirements

In general, dividends on our shares, and payments of the proceeds of a sale, exchange or other taxable disposition of our shares paid to a U.S. holder are subject to information reporting and may be subject to backup withholding at a rate of 28% unless the U.S. holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be refunded by the IRS or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders, subject to the limitations described above.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our shares will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and (ii) in the case of a non-U.S. holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the non-U.S. holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the non-U.S. holder complies with applicable certification and disclosure requirements); instead, a non-U.S. holder is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. Any U.S. trade or business income received by a non-U.S. holder that is a corporation also may be subject to a “branch profits tax” at a 30% rate (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Distributions

Subject to the discussion below under the heading “FATCA Withholding”, distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our shares. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain (and thus treated in the manner described in “— Dispositions” below). In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty. A non-U.S. holder of our shares that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty.

The U.S. federal withholding tax described in the preceding paragraph does not apply to dividends that represent U.S. trade or business income of a non-U.S. holder who provides a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

Dispositions

Except as set forth below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our shares unless:

•	the gain is U.S. trade or business income;
•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other conditions; or
•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and our shares have ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the disposition occurs.

We have not determined whether we are a U.S. real property holding corporation, and no assurance can be given that we are not or will not become one in the future. If, however, we are or become a U.S. real property holding corporation, so long as our shares are regularly traded on an established securities market, generally only a non-U.S. holder who holds or held directly or indirectly (at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period) more than five percent of our shares will be subject to United States federal income tax on the disposition of our shares. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a U.S. real property holding corporation.

Information Reporting and Backup Withholding Requirements

We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (at a rate of 28%) on certain reportable payments. Dividends paid to a non-U.S. holder of our shares generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our shares to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our shares).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in us.

Federal Estate Tax

Our shares beneficially owned by an individual who is not a citizen or resident of the U.S. (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

Pursuant to Sections 1471 to 1474 of the Code and the Regulations promulgated thereunder, or (the provisions commonly known as FATCA,), dividends paid after June 30, 2014 and the gross proceeds of sale or other disposition of our shares after December 31, 2016, to a foreign financial institution may be subject to withholding at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA. and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. The legislation also generally will impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds of a sale or other disposition of, our shares paid after June 30, 2014 (or in the case of gross proceeds from a sale or other disposition, December 31, 2016), to a non-financial foreign entity unless such entity provides the withholding agent with a certification (i) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. tax authorities. A foreign financial institution or non-financial foreign entity can meet the certification requirements by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable. Under certain circumstances, a U.S. holder or non-U.S. holder might be eligible for refunds or credits of such taxes from the IRS. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our shares.

UNDERWRITING

Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the as the underwriters named below. Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, each of the underwriters named below has severally agreed to purchase from us the respective number of shares shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.
J.P. Morgan Securities LLC
Macquarie Capital (USA) Inc.
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Oppenheimer & Co. Inc.
BBVA Securities Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC
DNB Markets, Inc.
Regions Securities LLC
Total	10,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares offered hereby (other than those shares covered by their option to purchase additional shares as described below), if any of the shares are purchased;
•	the representations and warranties made by us to the underwriters are true;
•	there is no material change in our business or in the financial markets; and
•	we deliver customary closing documents to the underwriters.

The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

At our request, the underwriters have reserved approximately $200,000 in shares to be offered in this offering for sale at the public offering price to James Hooke, our Chief Executive Officer. The number of shares available for sale to the general public will be reduced by the number of such shares. Any such shares not so purchased will be offered by the underwriters to the general public on the same basis as all other shares offered.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

Paid by Us
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

The underwriters have advised us that they propose to offer the shares directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $     per share. After the offering, the underwriters may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters. Sales of shares made outside the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $555,000 (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of the underwriting agreement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,500,000 shares at the public offering price less underwriting discounts and commissions and any dividends or distributions paid by us on the 10,000,000 shares offered hereby but not on the shares sold by us pursuant to the underwriters’ option to purchase additional shares. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

We, all of our directors and executive officers and our Manager have agreed that, subject to certain exceptions, without the prior written consent of each of Barclays Capital Inc. and J.P. Morgan Securities LLC, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person in privity with such persons of) any shares (including, without limitation, shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible, exercisable or exchangeable into shares or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement. The foregoing does not apply to shares to be sold by us pursuant to the underwriting agreement and certain other exceptions, including the issuance of shares by us to our Manager in connection with the reinvestment by our Manager of fees payable by us to our Manager under the management services agreement, the sale or disposition by our Manager of shares issued by us to our Manager in connection with the reinvestment of such fee and, commencing 60 days after the date of this prospectus supplement, the filing of a registration statement, prospectus or prospectus supplement and any related activities in compliance with the request of the Coleman Trust pursuant to the terms of the Registration Rights Agreement.

Barclays Capital Inc. and J.P. Morgan Securities LLC, in their sole discretion, may release the shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the shares and other securities from lock-up agreements, Barclays Capital Inc. and J.P. Morgan Securities LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, in accordance with Regulation M under the Securities Exchange Act of 1934:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•	Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions.
•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of the shares. As a result, the price of the shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Stamp Taxes

If you purchase shares offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

Relationships/FINRA Rules

Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. For instance, Barclays Capital Inc. and Macquarie Capital (USA) Inc. are joint lead bookrunners of Atlantic Aviation’s existing credit facility and their affiliates are joint lead arrangers and lenders under such facility. IMTT, Hawaii Gas and District Energy are also parties to various loan agreements and credit facilities under which affiliates of the underwriters serve as trustees, agents and lenders. In addition, Macquarie Capital (USA) Inc. acted as joint bookrunner and lead placement agent for a notes offering by Hawaii Gas. Barclays Capital Inc. is acting as financial advisor to the Company in connection with the IMTT Acquisition. Barclays Capital Inc. and Macquarie Capital (USA) Inc. acted as financial advisor to the Company in connection with our acquisition of Galaxy Aviation. Concurrently with this offering, Barclays Capital Inc., J.P. Morgan Securities LLC, Macquarie Capital (USA) Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Oppenheimer & Co. Inc. are acting as underwriters in connection with the convertible senior notes offering. Affiliates of Barclays Capital Inc., J.P. Morgan Securities LLC, Macquarie Capital (USA) Inc., SunTrust Robinson Humphrey, Inc. and RBC Capital Markets, LLC are acting as lenders under our new senior secured revolving credit facility. Macquarie Capital (USA) Inc. is an affiliate of our Manager.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100, or, if the Relevant Member State has implemented the relevant portion of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives;

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) of the Corporations Act,

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the shares for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus supplement or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

Our shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our shares will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our shares may not be circulated or distributed, nor may our shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our shares are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our shares pursuant to an offer made under Section 275 except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law; or
(4)	as specified in Section 276(7) of the SFA.

Switzerland

This prospectus may be communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties. The shares may not be publicly offered in Switzerland and will not be listed on the Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

France

Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement or the accompanying prospectus has been submitted to the clearance procedures of the Autorite des Marches Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorite des Marches Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the shares to the public in France.
•	Such offers, sales and distributions will be made in France only:
•	to qualified investors (investisseurs qualifies) and/or to a restricted circle of investors (cercle restraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier;
•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monetaire et financier and article 211-2 of the General Regulations (Réglement General) of the Autorite des Marches Financiers, does not constitute a public offer (appel public a l’epargne);

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monetaire et financier.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York. Weil Gotshal & Manges LLP, New York, New York, is advising the underwriters in connection with the offering of the shares.

EXPERTS

The consolidated financial statements and schedule of Macquarie Infrastructure Company LLC and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of IMTT Holdings Inc. and Subsidiaries as of December 31, 2013 and 2012, and each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.macquarie.com/mic, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus supplement. Our shares are listed on the NYSE under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules) until the offering of the particular securities covered by this prospectus supplement has been completed. This prospectus supplement is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 19, 2014;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on April 30, 2014;
•	Our Current Reports on Form 8-K filed with the SEC on May 22, 2014 and July 7, 2014; and
•	The description of our shares set forth in Amendment No. 1 to our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 25, 2007.

The documents incorporated by reference into this prospectus supplement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus supplement to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY 10019
Attention: Investor Relations
Telephone: (212)-231-1825

Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference into this prospectus supplement or as a part of this prospectus supplement.

PROSPECTUS

Shares

Debt Securities

Macquarie Infrastructure Company LLC

Macquarie Infrastructure Company LLC may sell, from time to time, limited liability company interests, which we refer to as shares, and debt securities, which we refer to, together with the shares, as securities. Macquarie Infrastructure Management (USA) Inc., our manager, as a selling security holder (our “Manager” or the “Selling Security Holder”), may sell, from time to time, shares in Macquarie Infrastructure Company LLC. We or the Selling Security Holder may offer for sale the securities covered by this prospectus, as applicable, directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices, including in satisfaction of certain contractual obligations. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We and the Selling Security Holder may offer these securities, as applicable, at prices and on terms determined at the time of offering.

The shares covered by this prospectus are listed for trading on The New York Stock Exchange under the symbol “MIC.”

We will provide more specific information about the terms of an offering of these securities in supplements to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplements carefully before you invest. If any underwriters, broker-dealers or agents are involved in any offering, the names of such underwriters, broker-dealers or agents and any applicable commissions or discounts or other compensation will be described in the applicable prospectus supplement relating to the offering.

Investing in the securities involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus. Risks may also be described in an accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2013.

Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement may be used only for the purpose for which it has been published, and no person has been authorized to give any information not contained in this prospectus and any applicable prospectus supplement. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may or the Selling Security Holder may sell securities covered by this prospectus in one or more offerings. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we or the Selling Security Holder may, from time to time, add and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus shall be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, especially the section titled “Risk Factors,” together with the additional information described under the heading “Incorporation of Certain Documents by Reference” or incorporated by reference in this prospectus and any applicable prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus will describe: the applicable public offering price, the price paid for the securities, the net proceeds, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of securities covered by this prospectus.

For more detail on the terms of the securities offered, see “Description of our Shares” and “Description of Debt Securities.”

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference into this prospectus, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Macquarie Infrastructure Company” and “Risk Factors,” as well as those contained in any prospectus supplement or in any document incorporated by reference into this prospectus or any applicable prospectus supplement. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.

Forward-looking statements in this prospectus and any prospectus supplement (including any documents incorporated by reference herein or therein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

•	changes in general economic, business or demographic conditions or trends in the United States or changes in the political environment, level of travel or construction or transportation costs where we operate, including changes in interest rates and price levels;
•	our holding company structure and/or investments in businesses that we may not control, may limit our ability to pay or increase a dividend;
•	changes in patterns of commercial or general aviation air travel, including variations in customer demand for our business;

•	our Manager’s affiliation with the Macquarie Group or equity market sentiment, which may affect the market price of our shares;
•	our limited ability to remove our Manager for underperformance and our Manager’s right to resign;
•	payment of performance fees to our Manager, if any, that could reduce distributable cash if paid in cash or could dilute existing shareholders if satisfied with the issuance of our shares;
•	our ability to service, comply with the terms of and refinance at maturity our substantial indebtedness;
•	our ability to make, finance and integrate acquisitions;
•	our ability to implement our operating and internal growth strategies;
•	our ability to enhance the financial planning and analysis function at IMTT;
•	the regulatory environment, including U.S. energy policy, in which our businesses and the businesses in which we hold investments operate and our ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators of our businesses and the businesses in which we hold investments, and our relationships and rights under and contracts with governmental agencies and authorities;
•	unanticipated or unusual behavior of the City of Chicago brought about by the financial distress of the city;
•	the extent to which federal spending cuts, including potentially those resulting from sequestration, reduce the U.S. military presence on Hawaii or flight activity at airports on which Atlantic Aviation operates;
•	technological innovations leading to a change in energy consumption patterns;
•	changes in electricity or other energy costs, including natural gas pricing;
•	the competitive environment for attractive acquisition opportunities facing our businesses and the businesses in which we hold investments;
•	environmental risks, including the impact of climate change and weather conditions, pertaining to our businesses and the businesses in which we hold investments;
•	work interruptions or other labor stoppages at our businesses or the businesses in which we hold investments;
•	changes in the current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law and the qualification of our income and gains for such treatment;
•	disruptions or other extraordinary or force majeure events affecting the facilities or operations of our businesses and the businesses in which we hold investments and our ability to insure against any losses resulting from such events or disruptions;
•	fluctuations in fuel costs, or the costs of supplies upon which our gas processing and distribution business is dependent, and our ability to recover increases in these costs from customers;
•	our ability to make alternate arrangements to account for any disruptions or shutdowns that may affect the facilities of the suppliers or the operation of the barges upon which our gas processing and distribution business is dependent; and
•	changes in U.S. domestic demand for chemical, petroleum and vegetable and animal oil products, the relative availability of tank storage capacity and the extent to which such products are imported.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus or any accompanying prospectus supplement (including any documents incorporated by reference herein or therein) may not occur. These forward-looking statements are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, however, consult further disclosures we may make in future filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.macquarie.com/mic, although information on our website does not constitute a part of this prospectus. Our shares are listed on the New York Stock Exchange, or NYSE, under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the particular securities covered by a prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 20, 2013;
•	Our Current Report on Form 8-K filed with the SEC on February 27, 2013; and
•	The description of our shares set forth in our Amendment No. 1 to our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 25, 2007.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY 10019
Attention: Investor Relations
Telephone: (212)-231-1825

Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference into this prospectus or a part of this prospectus.

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MACQUARIE INFRASTRUCTURE COMPANY LLC

Macquarie Infrastructure Company, LLC, a Delaware limited liability company, was formed on April 13, 2004. Except as otherwise specified, “Macquarie Infrastructure Company”, “MIC,” “the Company”, “we,” “us,” and “our” refer to Macquarie Infrastructure Company LLC and its subsidiaries together from June 25, 2007 and, prior to that date, to Macquarie Infrastructure Company Trust, the Company and its subsidiaries. Macquarie Infrastructure Management (USA) Inc., which we refer to as our Manager, is part of the Macquarie Group, comprised of Macquarie Group Limited and its subsidiaries and affiliates worldwide.

General

We own, operate and invest in a diversified group of infrastructure businesses that provide basic services, such as chilled water for building cooling and gas utility services to businesses and individuals primarily in the U.S. The businesses we own and operate include:

•	International Matex Tank Terminals or IMTT: a 50% interest in a bulk liquid storage terminal business, which provides bulk liquid storage and handling services at ten marine terminals in the United States and two in Canada and is one of the largest participants in this industry in the U.S., based on storage capacity;
•	Hawaii Gas: a full-service gas energy company processing and distributing gas products and providing related services in Hawaii;
•	District Energy: a 50.01% controlling interest in a district energy business, which operates among the largest district cooling systems in the U.S., serving various customers in Chicago, Illinois and Las Vegas, Nevada;
•	Atlantic Aviation: an airport services business providing products and services, including fuel and aircraft hangaring/parking, to owners and operators of general aviation aircraft at 62 airports in the U.S.; and
•	MIC Solar Energy Holdings or MIC Solar: interests in two solar power generation facilities totaling 30 megawatts located in the southwest U.S. that will provide wholesale electricity to utilities.

Our businesses generally operate in sectors with significant barriers to entry, including high initial development and construction costs, the existence of long-term contracts or the requirement to obtain government approvals and a lack of immediate cost-efficient alternatives to the services provided. Overall they tend to generate sustainable long-term cash flows. Each of our operating businesses has its own management team and staff, as necessary, to conduct and support its operations.

We have elected to treat MIC as a corporation for federal tax purposes. As a result, all investor tax reporting regarding dividends will be provided on Form 1099.

Our Manager

MIC is managed externally by Macquarie Infrastructure Management (USA) Inc., our Manager. Our Manager is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets.

We have entered into a management services agreement with our Manager. Our Manager is responsible for our day-to-day operations and affairs and oversees the management teams of our operating businesses. At the holding company level, the Company does not have any employees. Our Manager has assigned, or seconded, to the Company two of its employees to serve as chief executive officer and chief financial officer of the Company and seconds or makes other personnel available as required. The services performed for the Company by our Manager are provided at our Manager’s expense, and include the compensation of our seconded personnel.

We pay our Manager a quarterly base management fee based primarily on our market capitalization. Our Manager can also earn a performance fee if the quarterly total return to shareholders (capital appreciation plus dividends) exceeds the quarterly total return based on a weighted average of two benchmark utilities indices. For our Manager to be eligible for the performance fee, MIC’s quarterly total returns must be positive and in excess of any prior underperformance. The performance fee is equal to 20% of the difference between the benchmark return and the return for our shareholders. Our Manager may, in its sole discretion, choose to retain base and/or performance fees in cash or to reinvest such fees in additional shares.

We believe that Macquarie Group’s demonstrated expertise and experience in the management, acquisition and funding of infrastructure businesses provide us with an advantage in pursuing our strategy. Our Manager is part of the Macquarie Funds Group, the asset management division of Macquarie globally. Macquarie-managed entities own, operate and/or invest in a global portfolio of approximately 110 businesses including toll roads, airports and airport-related infrastructure, bulk liquid storage, ports, communications, media, electricity and gas distribution networks, water utilities, renewable energy generation, aged care, rail and ferry assets across 25 countries.

Principal Executive Offices

Our principal executive offices are located at 125 West 55th Street, New York, NY 10019. Our telephone number at that location is (212) 231-1000. You may also obtain additional information about us from our website, www.macquarie.com/mic. Information on our website is not incorporated by reference into this prospectus or a part of this prospectus.

RISK FACTORS

An investment in our shares involves a number of risks. For a discussion of risks related to our business, please see Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 20, 2013, which is incorporated in this prospectus by reference. You should carefully read and consider the risks described below and elsewhere in this prospectus, as well as those described in the documents we incorporate by reference, before investing in our securities.

Risks Related to Ownership of Our Shares

MIC’s inherently complex structure and financial reporting may make it difficult for some investors to value our shares.

We are a limited liability company structured as a non-operating holding company of four operating businesses and one substantial, unconsolidated investment. We have elected to be treated as a corporation for tax purposes. Our consolidated federal income tax group is comprised of two of our operating businesses. Our investment and one of our operating businesses file stand-alone federal income tax returns. To the extent we receive distributions either from our investment or operating business that is not a part of our tax group, and these distributions are characterized as a dividend for tax purposes (as opposed to a return of capital), such distributions would be eligible for the federal dividends received deductions (80% exclusion in calculating taxes). These and other factors may make it difficult for some potential investors, particularly those without a moderate level of financial acumen, to accurately assess the value of our shares and may adversely impact the market for our shares.

Our Manager’s decision to reinvest its quarterly base management fees and performance fees, as applicable, in our shares or retain the cash will affect holders of our shares differently.

Our Manager earned $7.1 million and $22.0 million in base management and performance fees, respectively, during the first quarter of 2013 and $21.9 million and $67.3 million in base management and performance fees, respectively, during 2012. These fees are based on the Company’s market capitalization and performance and maybe higher or lower than these levels in the future. Our Manager, in its sole discretion, may elect to retain base management fees and performance fees, if applicable, paid in cash or to reinvest such payments in additional shares. In the event the Manager chooses not to reinvest the fees to which it is entitled in additional shares, the amount paid will reduce the cash that may otherwise be distributed as a dividend to all shareholders or used in the Company’s operations. In the event the Manager chooses to reinvest the fees to which it is entitled in additional shares, effectively returning the cash to us, such reinvestment will dilute existing shareholders by the increase in the percentage of shares owned by the Manager. Either option may adversely impact the market for our shares.

Our reported EBITDA excluding non-cash items and free cash flow will be lower if the Manager elects to retain base management and/or performance fees in cash as compared with its election to reinvest such base management and/or performance fees in additional shares. The amount by which these items are lower could be material. See Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 20, 2013 for further information on how we calculate these items and what management uses these items for.

Our Manager owns a significant portion of MIC’s shares outstanding. A sale of all or a portion of the interests owned by our Manager could be interpreted by the equity markets as a lack of confidence in the prospects of the Company.

Our Manager, in its sole discretion, determines whether to reinvest base and performance fees in shares and whether to hold or sell those securities. Reinvestment of base and performance fees in additional shares during the past two years has substantially increased our Manager’s ownership stake in the Company. As of February 20, 2013, our Manager owned 11.55% of our outstanding shares. If our Manager decides, for reasons other than the performance and prospects of the Company, to reduce its position in the Company, such sales may be interpreted by some market participants as a lack of confidence in the Company and put downward pressure on the market price of our shares.

Our total assets include a substantial amount of goodwill and intangible assets. The write-off of a significant portion of intangible assets would negatively affect our reported earnings.

Our total assets reflect a substantial amount of goodwill and other intangible assets. At December 31, 2012, goodwill and other intangible assets, net, represented approximately 51.3% of total assets from continuing operations. Goodwill and other intangible assets were primarily recognized as a result of the acquisitions of our businesses and investments. Other intangible assets consist primarily of airport operating rights, customer relationships and trade names. On at least an annual basis, we assess whether there has been an impairment in the value of goodwill and assess for impairment of other intangible assets with indefinite lives when there are triggering events or circumstances. If the carrying value of the tested asset exceeds its estimated fair value, impairment is deemed to have occurred. In this event, the amount is written down to fair value. Under current accounting rules, this would result in a charge to reported earnings. We have recognized significant impairments in the past, and any future determination requiring the write-off of a significant portion of goodwill or other intangible assets would negatively affect our reported earnings and total capitalization, and could be material.

Our total assets include a substantial amount of goodwill, intangible assets and fixed assets. The depreciation and amortization of these assets may negatively impact our reported earnings.

The high level of intangible and physical assets written up to fair value upon acquisition of our businesses generates substantial amounts of depreciation and amortization. These non-cash items serve to lower net income as reported in our statement of operations as well as our taxable income. The generation of net losses or relatively small net income may contribute to a net operating loss (NOL) carryforward that can be used to offset currently taxable income in future periods. However, the continued reporting of little or negative net income may adversely affect the attractiveness of the Company among some potential investors and may reduce the market for our shares.

Our Manager’s affiliation with Macquarie Group Limited and the Macquarie Group may result in conflicts of interest or a decline in our stock price.

Our Manager is an affiliate of Macquarie Group Limited and a member of the Macquarie Group. From time to time, we have entered into, and in the future we may enter into, transactions and relationships involving Macquarie Group Limited, its affiliates, or other members of the Macquarie Group. Such transactions have included and may include, among other things, the entry into debt facilities and derivative instruments with members of the Macquarie Group serving as lender or counterparty, and financial advisory services provided to us by the Macquarie Group.

Although our audit committee, all of the members of which are independent directors, is required to approve of any related party transactions, including those involving members of the Macquarie Group or its affiliates, the relationship of our Manager to the Macquarie Group may result in conflicts of interest.

In addition, as a result of our Manager’s being a member of the Macquarie Group, negative market perceptions of Macquarie Group Limited generally or of Macquarie’s infrastructure management model, or Macquarie Group statements or actions with respect to other managed vehicles, may affect market perceptions of our Company and cause a decline in the price of our shares unrelated to our financial performance and prospects.

Our Manager can resign with 90 days notice and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations, which could adversely affect our financial results and negatively impact the market price of our shares.

Our Manager has the right, under the management services agreement, to resign at any time with 90 days notice, whether we have found a replacement or not. The resignation of our Manager will trigger mandatory repayment obligations under debt facilities at our operating companies other than IMTT and Hawaii Gas. If our Manager resigns, we may not be able to find a new external manager or hire internal management with similar expertise within 90 days to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial results could be adversely affected, perhaps materially, and the market price of our shares may decline substantially. In addition, the coordination of our internal management, acquisition activities and supervision of our businesses and investments are likely to suffer if we were unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Manager and its affiliates. Furthermore, if our Manager resigns, the Company and its subsidiaries will be required to cease use of the Macquarie brand entirely, and change their names to remove any reference to “Macquarie.” This may cause the value of the Company and the market price of our shares to decline.

In the event of the underperformance of our Manager, we may be unable to remove our Manager, which could limit our ability to improve our performance and could adversely affect the market price of our shares.

Under the terms of the management services agreement, our Manager must significantly underperform in order for the management services agreement to be terminated. The Company’s Board of Directors cannot remove our Manager unless:

•	our shares underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66.67% of the outstanding shares (excluding any shares owned by our Manager or any affiliate of the Manager) vote to remove our Manager;
•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice;
•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement, or engages in fraudulent or dishonest acts; or
•	our Manager experiences certain bankruptcy events.

Because our Manager’s performance is measured by the market performance of our shares relative to the weighted average of two benchmark utilities indices, even if the absolute market performance of our shares does not meet expectations, the Company’s Board of Directors cannot remove our Manager unless the market performance of our shares also significantly underperforms the weighted average of such benchmark utilities indices. If we were unable to remove our Manager in circumstances where the absolute market performance of our shares does not meet expectations, the market price of our shares could be negatively affected.

Certain provisions of the management services agreement and the operating agreement of the Company makes it difficult for third parties to acquire control of the Company and could deprive investors of the opportunity to obtain a takeover premium for their shares.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the management services agreement, the management services agreement provides that in circumstances where the stock ceases to be listed on a recognized U.S. exchange as a result of the acquisition of stock by third parties in an amount that results in the stock ceasing to meet the distribution and trading criteria on such exchange or market, the Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the management services agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on the Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our shares could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our Company, subject to debt repayment obligations. We would also be prohibited from incurring any new indebtedness or engaging in any transactions with shareholders of the Company or its affiliates without the prior written approval of the Manager. These provisions could deprive shareholders of opportunities to realize a premium on the shares owned by them.

The operating agreement of the Company, which we refer to as the LLC agreement, contains a number of provisions that could have the effect of making it more difficult for a third-party to acquire, or discouraging a third-party from acquiring, control of the Company. These provisions include:

•	restrictions on the Company’s ability to enter into certain transactions with our major shareholders, with the exception of our Manager, modeled on the limitation contained in Section 203 of the Delaware General Corporation Law;
•	allowing only the Company’s Board of Directors to fill vacancies, including newly created directorships and requiring that directors may be removed only for cause and by a shareholder vote of 66 2/3%;
•	requiring that only the Company’s chairman or Board of Directors may call a special meeting of our shareholders;
•	prohibiting shareholders from taking any action by written consent;
•	establishing advance notice requirements for nominations of candidates for election to the Company’s Board of Directors or for proposing matters that can be acted upon by our shareholders at a shareholders’ meeting;
•	having a substantial number of additional shares authorized but unissued;
•	providing the Company’s Board of Directors with broad authority to amend the LLC agreement; and
•	requiring that any person who is the beneficial owner of 15% or more of our shares make a number of representations to the City of Chicago in its standard form of EDS, the current form of which is included in the LLC agreement, which is incorporated by reference as an exhibit to this report.

The market price and marketability of our shares may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our shares may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our shares and may adversely affect our ability to raise capital through equity financings. These factors include the following:

•	price and volume fluctuations in the stock markets generally;
•	significant volatility in the market price and trading volume of securities of Macquarie Group Limited and/or vehicles managed by the Macquarie Group or branded under the Macquarie name or logo;
•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors, which may not be related to the operating performance of these companies;
•	changes in our earnings or variations in operating results;
•	any shortfall in EBITDA excluding non-cash items or free cash flow from levels expected by securities analysts;
•	changes in regulatory policies or tax law;
•	operating performance of companies comparable to us; and
•	loss of funding sources.

Risks Related to Taxation

We have significant income tax Net Operating Losses, or NOLs, which may not be realized before they expire.

We have $192.2 million in federal NOL carryforwards at December 31, 2012. While we have concluded that all but $7.8 million of the NOLs will more likely than not be realized, there can be no assurance that we will utilize the NOLs generated to date or any NOLs we might generate in the future. In addition, we have incurred state NOLs and have provided a valuation allowance against a portion of those. As with our federal NOLs, there is also no assurance that we will utilize those state losses or future losses that maybe generated. Further, the State of Illinois has suspended the use of NOL carryforwards through 2014, similar to the State of California’s suspension of an NOL deduction through 2011 for large corporations. There can be no assurance that other states will not suspend the use of NOL carryforwards or that California and Illinois will not extend the suspension of the use of NOL carryforwards.

Our ability to use our NOL carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation (or other entity taxable as a corporation, such as the Company) that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and certain other tax attributes to offset future taxable income. Generally speaking, an “ownership change” occurs if the aggregate percentage ownership of the stock of the corporation held by one or more “five-percent shareholders” (as defined in the Code) increases by more than fifty percentage points over such shareholders’ lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. If we undergo an ownership change, our ability to utilize NOLs and certain other tax attributes could be limited.

The current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, qualified dividend income and long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20% beginning in 2013. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time. In addition, certain holders that are individuals, estates or trusts are subject to a 3.8% surtax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of our shares. This may affect market perceptions of our Company and the market price of our shares could be negatively affected.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering.

We will not receive any proceeds from sales of shares offered by the Selling Security Holder under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges from continuing operations.

	Year Ended December 31,
	2012	2011	2010		2009		2008
Ratio of Earnings to Fixed Charges(1)	2.14	1.38	N/M	(2)	N/M	(2)	N/M	(2)

(1)	Our ratio of earnings to fixed charges from continuing operations is computed by dividing (i) pre-tax income from continuing operations before equity in earnings and amortization charges of investees, plus fixed charges and distribution received from equity investees classified as operating activities; by (ii) fixed charges.
(2)	Our ratio of earnings to fixed charges from continuing operations for the years ended December 31, 2010, 2009 and 2008 is not meaningful as fixed charges exceeded adjusted earnings in such years. Earnings were deficient to cover fixed charges by $14,992,000, $140,063,000 and $83,657,000 in 2010, 2009 and 2008, respectively.

DESCRIPTION OF OUR SHARES

General

The following is a summary of the material terms of the limited liability company interests in Macquarie Infrastructure Company LLC, which we refer to as shares. Our third amended and restated operating agreement, as amended from time to time, which we refer to as the LLC agreement, provides for the issuance of our shares and the distributions on and voting rights of our shares. The following description is subject to the provisions of the Delaware Limited Liability Company Act. Certain provisions of the LLC agreement are intended to be consistent with the Delaware General Corporation Law, and the powers of our company and the shareholders of our company are generally intended to be similar in many respects to those of a Delaware corporation. In some instances, this summary refers to specific differences between the rights of holders of our shares, on the one hand, and the rights of shareholders of a Delaware corporation, on the other hand. Similarly, in some instances this summary refers to specific differences between the attributes of our shares, on the one hand, and shares of stock of a Delaware corporation, on the other hand. The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the LLC agreement, which will govern your rights as a holder of our shares, which is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on June 22, 2007.

Authorized Shares

We are authorized to issue 500,000,000 shares. As of February 20, 2013, we had 47,453,943 shares outstanding. We are authorized to issue a single class of shares. All of our shares will be fully paid and nonassessable upon payment therefor.

Dividends and Distributions

Our board of directors may, in its sole discretion and at any time, declare and pay dividends and make and pay distributions from our cash flow to the holders of our shares, in proportion to their percentage of the aggregate number of our outstanding shares, as they appear on the share register on the related record date. “Net cash flow,” for any period, is defined as our gross cash proceeds for such period less the portion thereof used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies, all as determined by our board of directors. Net cash flow will not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but will be increased by any reductions of reserves discussed in the prior sentence.

Agreement to be Bound by the LLC Agreement; Power of Attorney

By purchasing a share in us, you will be admitted as a member of our company and will be deemed to have agreed to be bound by the terms of the LLC agreement. Pursuant to this agreement, each shareholder and each person who acquires a share from a shareholder grants to our board of directors (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our board of directors the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the LLC agreement.

Limited Liability

The Delaware Limited Liability Company Act provides that any shareholder who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to us for the amount of the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to any shareholder if, after the distribution, all liabilities of the company, other than liabilities to shareholders on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware Limited Liability Company Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted shareholder of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time he became a shareholder and that could not be ascertained from the limited liability company agreement.

Voting Rights

Each outstanding share is entitled to one vote on any matter with respect to which our shareholders are entitled to vote, as provided in the LLC agreement and as detailed below.

The LLC agreement provides that the shareholders are entitled, at our annual meeting of shareholders, to vote for the election of all of the directors other than any director appointed by our Manager. Because the LLC agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a meeting will effectively be able to elect all our directors standing for election.

Right to Bring a Derivative Action and Enforcement of the Provisions of the LLC Agreement by Holders of our Shares

The LLC agreement provides that a holder of our shares has the right to directly institute a legal proceeding against us to enforce the provisions of the LLC agreement.

Optional Purchase by Acquirer of 90% of our Shares

The LLC agreement provides that, if at any time more than 90% of our then outstanding shares are held by one person, whom we refer to as the acquirer, such acquirer has the right to purchase from the other shareholders for cash all, but not less than all, of the outstanding shares that the acquirer does not own. The acquirer can exercise its right to effect such purchase by delivering notice to us of its election to make the purchase not less than 60 days prior to the date which it selects for the purchase. We will use reasonable efforts to cause the transfer agent to mail the notice of the purchase to the record holders of our shares at least 30 days prior to purchase.

Upon the acquirer’s exercise of its purchase right, the LLC agreement provides that members other than the acquirer shall be required to sell all, but not less than all, of their outstanding shares at the offer price. The offer price will be equal to the average closing price (as described below) per share, on the 20 trading days immediately prior to, but not including, the date of the acquisition exchange. While this provision of the LLC agreement provides for a fair price requirement, the LLC agreement does not provide members with appraisal rights that shareholders of a Delaware corporation would be entitled to under Section 262 of the Delaware General Corporation Law.

The closing price of our shares, as applicable, on any date of determination means:

•	the closing sale price (or, if no closing price is reported, the last reported sale price) of a share (regular way) on the NYSE on such date;
•	if our shares are not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which our shares are so listed;
•	if the shares are not so reported, the last quoted bid price for our shares in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or
•	if our shares are not so quoted, the average of the midpoint of the last bid and ask prices for our shares from at least three nationally recognized investment firms that we select for such purpose.

Dissolution of our Company

The LLC agreement provides for the dissolution and winding up of our company upon the occurrence of:

•	the adoption of a resolution by a majority vote of the board of directors approving our dissolution, winding up and liquidation and such action has been approved by the affirmative vote of a majority of our outstanding shares entitled to vote thereon;
•	the unanimous vote of our shareholders to dissolve, wind up and liquidate us; or

•	a judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on our business as then currently operated as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act.

Following the occurrence of a dissolution event with respect to us, we will be wound up in accordance with the terms of the LLC agreement. Upon our winding up, the then holders of our shares will be entitled to share ratably in our assets legally available for distribution following payment to creditors.

Anti-Takeover Provisions

Certain provisions of the management services agreement and the LLC agreement may make it more difficult for third parties to acquire control of us by various means. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

•	protect the position of our Manager and its rights to manage our business and affairs under the management services agreement;
•	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board;
•	discourage certain types of transactions which may involve an actual or threatened change in control of us;
•	discourage certain tactics that may be used in proxy fights;
•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and
•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our shareholders.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our Manager may be terminated means that it will be very difficult for a potential acquirer to take over the management and operation of our business. Under the terms of the management services agreement, our Manager may only be terminated by us in the following circumstances:

•	our shares underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of our shares (excluding any shares owned by our Manager or any affiliate of our Manager) vote to remove our Manager;
•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice;
•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement or engages in fraudulent or dishonest acts; or
•	our Manager experiences certain bankruptcy events.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the management services agreement, the management services agreement provides that in circumstances where the shares cease to be listed on a recognized U.S. national securities exchange as a result of the acquisition of shares by third parties in an amount that results in the shares ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the management services agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our shares could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting and unless otherwise approved in writing by our Manager, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our company. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with our shareholders or their affiliates without the prior written approval of our Manager. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them.

Furthermore, upon resignation of our Manager and the termination of the management services agreement, or within 30 days of a delisting of our shares unless otherwise agreed by our Manager, we and our subsidiaries will cease using the Macquarie brand entirely, including changing our names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by us, we and our subsidiaries will cease using the Macquarie brand within 30 days of termination.

Anti-Takeover Provisions in the LLC Agreement

A number of provisions of the LLC agreement also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. The LLC agreement prohibits the merger or consolidation of us with or into any limited liability company, corporation, trust or any other unincorporated business or the sale, lease or exchange of all or substantially all of our assets unless the board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of a majority of the outstanding shares entitled to vote thereon; provided, however, that any shares held by the Manager or an affiliate or associate of the Manager shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or any affiliate or an associate thereof. In addition, the LLC agreement contains provisions based on Section 203 of the Delaware General Corporation Law which prohibit us from engaging in a business combination with an interested shareholder unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of our outstanding shares (other than those shares held by the interested shareholder or any affiliate or associate thereof).

A “business combination” means:

•	any merger or consolidation of us or a subsidiary of our company with an interested shareholder or any person that is, or after such merger or consolidation would be, an affiliate or associate of an interested shareholder; or
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an interested shareholder or an affiliate or associate of an interested shareholder of any assets of our company or a subsidiary of our company, having an aggregate fair market value of not less than ten percent of our net investment value; or
•	the issuance or transfer by us or any subsidiary of our company (in one transaction or series of transactions) of any securities of ours or any subsidiary of our company to, or proposed by or on behalf of, an interested shareholder or an affiliate or associate of an interested shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of not less than ten percent of our net investment value; or
•	any spinoff or split-up of any kind of us or a subsidiary of our company proposed by or on behalf of an interested shareholder or an affiliate or associate of the interested shareholder; or
•	any reclassification of our shares (including any reverse split of our shares, or both) or recapitalization of us, or any merger or consolidation of us with any subsidiary of our company, or any other transaction that has the effect of increasing the percentage of the outstanding shares in our company or any subsidiary of our company or any class of securities of our company or any subsidiary of our company convertible or exchangeable for LLC interests or equity securities of any subsidiary, as the case may be, that are directly or indirectly owned by an interested shareholder or any affiliate or associate of an interested shareholder; or
•	any agreement, contract or other arrangement providing for any one or more of the actions in the above bullet points.

An “interested shareholder” is a person (other than our Manager, us or any subsidiary of ours or any employee benefit plan) who:

•	is, or was at any time within the three-year period immediately prior to the date in question, the beneficial owner of 15% or more of our shares and who did not become the beneficial owner of such amount of shares pursuant to a transaction that was approved by our board of directors; or
•	is an assignee of, or has otherwise succeeded to, any shares of which an interested shareholder was the beneficial owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering.

Subject to the right of our Manager to appoint one director and his or her successor in the event of a vacancy, the LLC agreement authorizes only our board of directors to fill vacancies, including for newly created directorships. This provision could prevent a shareholder of ours from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees. The LLC agreement also provides that, with the exception of the director appointed to serve as Chairman by our Manager, directors may be removed only for cause and only by the affirmative vote of holders of 66 2/3% of our outstanding shares.

The LLC agreement does not permit holders of our shares to act by written consent. Instead, shareholders may only take action via proxy, which may be presented at a duly called annual or special meeting of our shareholders. Furthermore, the LLC agreement provides that special meetings may only be called by the chairman of the board of directors of our company or by resolution adopted by our board of directors. The LLC agreement also provides that shareholders seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of shareholders of our company, must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of our preceding year’s annual meeting. In addition, the shareholder furnishing such notice must be a shareholder of record on both (1) the date of delivering such notice and (2) the record date for the determination of shareholders entitled to vote at such meeting. The LLC agreement specifies certain requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting.

Authorized but unissued shares are available for future issuance, without approval of our shareholders. These additional shares may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

In addition, our board of directors has broad authority to amend the LLC agreement, as discussed below. The board could, in the future, choose to amend the LLC agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Disclosure Requirements Applicable to Fifteen Percent Investors

A certain number of our investors may be required to comply with certain disclosure requirements of the City of Chicago and non-compliance may result in the City of Chicago’s rescission or voidance of the Use Agreement and any other arrangements District Energy may have with the City of Chicago at the time of the non-compliance.

In order to secure any amendment to the Use Agreement with the City of Chicago to pursue expansion plans or otherwise, or to enter into other contracts with the City of Chicago, the City of Chicago may require any person who owns or acquires 15% or more of our shares to make a number of representations to the City of Chicago by filing a completed Economic Disclosure Statement, or EDS. The LLC agreement requires that in the event that we need to obtain approval from the City of Chicago in the future for any specific matter, including to expand the district cooling system or to amend the Use Agreement, we and each of our then 15% investors would need to submit an EDS to the City of Chicago within 30 days of the City of Chicago’s request. In addition, the LLC agreement requires each 15% investor to provide any supplemental information needed to update any EDS filed with the City of Chicago as required by the City of Chicago and as requested by us from time to time.

Any EDS filed by an investor may become publicly available. By completing and signing an EDS, an investor will have waived and released any possible rights or claims which it may have against the City of Chicago in connection with the public release of information contained in the EDS and also will have authorized the City of Chicago to verify the accuracy of information submitted in the EDS. The requirements and consequences of filing an EDS with the City of Chicago will make compliance with the EDS requirements difficult for our investors.

If any investor fails to comply with the EDS requirements on time or the City of Chicago determines that any information provided in any EDS is false, incomplete or inaccurate, the City of Chicago may rescind or void the Use Agreement or any other arrangements Thermal Chicago has with the City of Chicago, and pursue any other remedies available to them.

Amendment of the LLC Agreement

The LLC agreement may be amended by a majority vote of our board of directors, except with respect to the following provisions, which effectively require an affirmative vote of at least a majority of the outstanding shares:

•	our purpose or powers;
•	the authorization of additional shares;
•	the right of a holder of our shares to enforce the LLC agreement;
•	the provisions regarding the right of an acquirer of at least 90% of our shares to acquire the remaining shares described above;
•	the hiring of a replacement manager following the termination of our management services agreement;
•	the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our assets and certain other business combinations or transactions;
•	the right of holders to vote on our dissolution; and
•	the provision of the LLC agreement governing amendments thereof.

In addition, the consent of our Manager is required to amend the provisions providing for the duties of our Manager and the secondment of our officers pursuant to the management services agreement, the provision entitling our Manager to appoint the director who will serve as the chairman of our board of directors for so long as the management services agreement is in effect and the provision of the LLC agreement governing amendments thereof.

Transfer Agent and Registrar

The transfer agent and registrar for our shares is Computershare Trust Company, N.A.

Listing

Our shares are listed on the NYSE under the symbol “MIC.”

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture to be entered into between us and Wells Fargo Bank, National Association, as trustee, and subordinated debt securities will be issued under a subordinated indenture, to be entered into between us and Wells Fargo Bank, National Association, as trustee. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the indentures. Forms of the senior indenture and the subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part.

We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospective supplement relating to that series or issue.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time as permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

As used in this “Description of Debt Securities,” the terms “the company,” “we,” “our” and “us” refer to Macquarie Infrastructure Company LLC, a Delaware limited liability company, and do not, unless otherwise provided, include subsidiaries of Macquarie Infrastructure Company LLC.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior debt, as defined, and described more fully, under “— Subordination,” to the extent and in the manner set forth in the subordinated indenture.

The indentures will not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.

The company’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to the company, whether by dividend, loan or other payment, unless such subsidiaries guarantee the debt securities issued by the company. Therefore, without such guarantees, the assets of the company’s subsidiaries will be subject to the prior claims of all their respective creditors, including the lenders under any credit facilities or debt instruments maintained by our subsidiaries and trade creditors of our subsidiaries. The payment of dividends or the making of loans or advances to the company by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of debt securities of such series;
•	the purchase price for the debt securities and the denominations of the debt securities, if other than denominations of $2,000 or any integral multiple of $1,000;
•	the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended or the method used to determine or extend those dates;
•	the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate or rates shall be determined;
•	the basis for calculating interest if other than a 360-day year of twelve 30-day months;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date, or the method by which such date or dates shall be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period;
•	any provisions that would determine payments on the debt securities by reference to any index, formula or other method, and the manner of determining the amount of such payments;
•	the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;
•	the rate or rates of amortization of the debt securities, if any;
•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which any debt securities of such series shall be redeemed, in whole or in part, pursuant to such obligation;
•	the period or periods within which, the price or prices at which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
•	any restriction or condition on the transferability of the debt securities of a particular series;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default, as defined below, if other than the full principal amount;
•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from or modifications or additions to the events of default or our covenants with respect to the applicable series of debt securities, and any provision for the suspension of certain covenants based on credit ratings or other criteria applicable to us or securities issued by us;
•	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance, which terms are described below, to the debt securities;
•	whether we are issuing the debt securities in whole or in part in global form;
•	the depositary for global or certificated debt securities;
•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
•	whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);
•	whether and the extent to which the debt securities are entitled to the benefits of any guarantees by any of our subsidiaries or any other form of guarantee;
•	whether the debt securities will be subordinated and the terms of the subordination provisions that will apply to the debt securities; and
•	any other specific terms of the debt securities not inconsistent with the indenture.

Each prospectus supplement, if required, will describe the material U.S. federal income tax considerations associated with the purchase, ownership and disposition by U.S. holders and non-U.S. holders (in each case, as defined under the heading “Material U.S. Federal Income Tax Considerations”) relating to the specific series of debt securities offered.

Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior debt of the company.

The terms of the subordination of a series of subordinated securities, together with the definition of senior debt related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

Our creditors who do not hold senior debt will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally and ratably with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.

Except to the extent otherwise set forth in a prospectus supplement, the indentures do not contain any restriction on the amount of senior debt which we may incur.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

Unless otherwise noted in a prospectus supplement, we will not merge with or into or consolidate with any other person or sell, assign, transfer or convey our properties and assets substantially as an entirety to any other person other than a direct or indirect wholly-owned subsidiary of ours, unless:

•	we are the surviving corporation or limited liability company or, in case we merge into or consolidate with another person or sell, assign, transfer or convey our properties and assets substantially as an entirety to any person, the person into which we are merged or formed by such consolidation or the person which acquires our properties and assets substantially as an entirety is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the applicable indenture;
•	immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing; and
•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default, Notice and Waiver

Unless a prospectus supplement states otherwise, the following shall constitute events of default under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;
•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;
•	our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of the company; and
•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of an event of default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such event of default.

The trustee, subject to its duties during an event of default to act with the required standard of care, may require indemnification satisfactory to the trustee by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture;
•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
•	the trustee shall not have instituted such action within 60 days of such request; and
•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish periodically to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in a prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in a prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (referred to as defeasance) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (referred to as covenant defeasance), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient (in the opinion of an independent registered accounting firm) to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;
•	reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt securities of any series;
•	change our obligation to pay any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities, as the case may be, except as otherwise contemplated by the applicable indenture;
•	reduce the amount of principal of an original issue discount debt security or any other debt security that would be payable upon declaration of acceleration of the maturity thereof;

•	change the place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date);
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults thereunder and their consequences;
•	modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement for each offering of such debt securities. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;
•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or
•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement for the offering of that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;
•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and
•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of the company, the trustee or any other agent of the company or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal (or premium, if any) or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days and under such other circumstances, if any, as may be described in an applicable prospectus supplement. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indentures are subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Concerning the Trustee

We anticipate appointing Wells Fargo Bank, National Association, the trustee under the indentures, as the paying agent, registrar and custodian with regard to the debt securities. As of the date of this prospectus, the trustee and its affiliates and Macquarie Infrastructure Company LLC and its affiliates may have various business relationships. In addition, as of the date of this prospectus, the trustee and its affiliates and the Macquarie Group and its affiliates, including the Manager, may have various business relationships. The trustee or its affiliates may in the future provide banking and other services to us and our subsidiaries, and to the Macquarie Group and its affiliates, including the Manager, in the ordinary course of their respective businesses.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations associated with the purchase, ownership and disposition of our shares by U.S. holders (as defined below) and non-U.S. holders (as defined below). Except where noted, this discussion deals only with the shares held as capital assets by holders who acquired the shares in this issuance and does not address special situations, such as those of:

•	dealers in securities or currencies;
•	financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt organizations;
•	insurance companies;
•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, actually or constructively, more than 5% of our shares; or
•	persons liable for alternative minimum tax.

This discussion does not address the material U.S. federal income tax considerations associated with the purchase, ownership and disposition of debt securities which will be set forth, if required, in the applicable prospectus supplement.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. holder” of our shares means a beneficial owner of our shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. holder” of our shares means a beneficial owner of our shares that is an individual, a corporation, an estate or a trust that is neither a U.S. holder nor a partnership (or other entity taxable as a partnership).

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, we urge you to consult your own tax adviser.

We cannot assure you that the IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in our shares. If you are considering the purchase of our shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our shares applicable to U.S. holders, subject to the limitations described above.

No Flow-Through of Taxable Income

An election has been made with the IRS to treat us as an association taxable as a corporation for U.S. federal income tax purposes. Because we are treated as an association taxable as a corporation for U.S. federal income tax purposes, an owner of our shares will not report on its U.S. federal income tax return any of our items of income, gain, loss and deduction.

Distributions

Distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid by us to certain non-corporate U.S. holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (currently at a maximum tax rate of 20%), provided that the U.S. holder receiving the dividend satisfies the applicable holding period and other requirements. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain.

Dispositions

Upon a sale, exchange or other taxable disposition of our shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in our shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the shares for more than one year at the time of disposition. Long-term capital gains of certain non-corporate U.S. holders (including individuals) are currently subject to U.S. federal income taxation at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax on Investment Income

For taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates, or trusts will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its dividend income and its gains from the disposition of our shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our shares.

Information Reporting and Backup Withholding Requirements

In general, dividends on our shares, and payments of the proceeds of a sale, exchange or other taxable disposition of our shares paid to a U.S. holder are subject to information reporting and may be subject to backup withholding at a current maximum rate of 28% unless the U.S. holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be refunded by the IRS or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders, subject to the limitations described above.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our shares will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and (ii) in the case of a non-U.S. holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the non-U.S. holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the non-U.S. holder complies with applicable certification and disclosure requirements); instead, a non-U.S. holder is subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. Any U.S. trade or business income received by a non-U.S. holder that is a corporation also may be subject to a “branch profits tax” at a 30% rate (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Distributions

Distributions of cash or property that we pay in respect of our shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our shares. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in our shares, and thereafter will be treated as capital gain (and thus treated in the manner described in “— Dispositions” below). In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under the treaty. A non-U.S. holder of our shares that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty.

The U.S. federal withholding tax described in the preceding paragraph does not apply to dividends that represent U.S. trade or business income of a non-U.S. holder who provides a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

Dispositions

Except as set forth below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our shares unless:

•	the gain is U.S. trade or business income;
•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other conditions; or
•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and our shares have ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the disposition occurs.

We have not determined whether we are a U.S. real property holding corporation, and no assurance can be given that we are not or will not become one in the future. If, however, we are or become a U.S. real property holding corporation, so long as our shares are regularly traded on an established securities market, generally only a non-U.S. holder who holds or held directly or indirectly (at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period) more than five percent of our shares will be subject to United States federal income tax on the disposition of our shares. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a U.S. real property holding corporation.

Information Reporting and Backup Withholding Requirements

We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a non-U.S. holder of our shares generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our shares to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our shares to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our shares).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in us.

Federal Estate Tax

Our shares beneficially owned by an individual who is not a citizen or resident of the U.S. (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

U.S. Foreign Account Tax Compliance Act Withholding

Pursuant to Sections 1471 to 1474 of the Code and the Regulations promulgated thereunder, or FACTA, dividends paid after December 31, 2013 and the gross proceeds of sale or other disposition of our shares after December 31, 2016, to a foreign financial institution may be subject to withholding at the rate of 30% unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also generally will impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds of a sale or other disposition of, our shares paid after December 31, 2013 (or in the case of gross proceeds from a sale or other disposition, December 31, 2016), to a non-financial foreign entity unless such entity provides the withholding agent with a certification (i) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. tax authorities. Under certain circumstances, a U.S. holder or non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our shares.

SELLING SECURITY HOLDER

The Selling Security Holder is a member of the Macquarie Group, a diversified international provider of financial, advisory and investment services. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in management of infrastructure investment vehicles on behalf of third-party investors and advising on the acquisition, disposition and financing of infrastructure assets. The Selling Security Holder may from time to time offer and sell pursuant to this prospectus any or all of the shares beneficially owned by it.

PLAN OF DISTRIBUTION

Sales of our securities

We may sell the securities offered by us pursuant to this prospectus and any accompanying prospectus supplements separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors;
•	through agents; or
•	through a combination of any of these methods of sale.

We may sell the securities offered by us pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The obligations of the underwriters to purchase securities will be subject to the conditions set forth in the applicable underwriting agreement.

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

In addition, the Selling Security Holder may sell shares under this prospectus in any of these ways. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Security Holder may also sell shares of our shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters, if any;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which such securities may be listed;
•	a discussion of any other material U.S. federal income tax considerations applicable to the securities being offered that is not otherwise discussed in this prospectus; and
•	other material terms of the offering.

If we or the Selling Security Holder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, the Selling Security Holder or from our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement accompanying this prospectus will identify any such underwriter, dealer or agent, and describe any compensation received by them from us or the Selling Security Holder. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by a FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the Selling Security Holder for the sale of any shares being registered pursuant to Rule 415 under the Security Act. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Underwriters, dealers and agents may be entitled to indemnification by us or the Selling Security Holder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or the Selling Security Holder and the underwriters, dealers and agents.

We or the Selling Security Holder may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or the Selling Security Holder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option, if any, to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

The Selling Security Holder and any other person participating in a distribution of the securities covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by the Selling Security Holder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

In the ordinary course of business activities, any underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the account of their customers and may at any time hold long and short positions in such securities and instruments. Such instruments may involve securities and instruments of the Company.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of Macquarie Infrastructure Company LLC and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of IMTT Holdings Inc. and subsidiaries as of December 31, 2012 and 2011, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

10,000,000 Shares

Macquarie Infrastructure Company LLC

Prospectus Supplement
           , 2014

Barclays

J.P. Morgan

Macquarie Capital

RBC Capital Markets

SunTrust Robinson Humphrey

Wells Fargo Securities

BofA Merrill Lynch

Oppenheimer & Co.

BBVA

BB&T Capital Markets

DNB Markets

Regions Securities LLC